                                                                   Exhibit 10.28


                                  $105,000,000

                     AMENDED AND RESTATED CREDIT AGREEMENT

                                  dated as of

                                 June 21, 2001

                                     among

                       CADMUS COMMUNICATIONS CORPORATION,

                            The Banks Listed Herein,

                             BANK OF AMERICA, N.A.,

                            as Documentation Agent,

                           FIRST UNION NATIONAL BANK,

                              as Syndication Agent

                                      and

                              WACHOVIA BANK, N.A.,
                                    as Agent
                      ___________________________________

                           WACHOVIA SECURITIES, INC.,

                                  as Arranger


                               TABLE OF CONTENTS
                               -----------------
                                                                                                           Page
                                                                                                           ----
Article I DEFINITIONS........................................................................................1
         Section 1.01.   Definitions.........................................................................1
         Section 1.02.   Accounting Terms and Determinations................................................18
         Section 1.03.   Use of Defined Terms...............................................................19
         Section 1.04.   Terminology........................................................................19
         Section 1.05.   References.........................................................................19

Article II THE CREDITS......................................................................................19
         Section 2.01.  Commitments to Lend.................................................................19
         Section 2.02.  Method of Borrowing Revolving Credit Loans..........................................20
         Section 2.03.  Notes...............................................................................21
         Section 2.04.  Maturity of Revolving Credit Loans..................................................22
         Section 2.05.  Interest Rates......................................................................22
         Section 2.06.  Fees................................................................................25
         Section 2.07.  Optional Termination or Reduction of Revolving Credit Commitments...................26
         Section 2.08.  Mandatory Reduction and Termination of Commitments..................................26
         Section 2.09.  Optional Prepayments of Revolving Credit Loans......................................27
         Section 2.10.  Mandatory Prepayments...............................................................28
         Section 2.11.  General Provisions as to Payments...................................................28
         Section 2.12.  Computation of Interest and Fees....................................................30
         Section 2.13.  Swing Line Loans....................................................................30

Article III LETTER OF CREDIT FACILITY.......................................................................32
         Section 3.01.  Obligation to Issue.................................................................32
         Section 3.02.  Types and Amounts...................................................................32
         Section 3.03.  Conditions..........................................................................32
         Section 3.04.  Issuance of Letters of Credit.......................................................33
         Section 3.05.  Reimbursement Obligations; Duties of the Issuing Bank...............................33
         Section 3.06.  Participations......................................................................34
         Section 3.07.  Payment of Reimbursement Obligations................................................36
         Section 3.08.  Compensation for Letters of Credit and Letter of Credit Issuer Reporting
                              Requirements................................................................. 37
         Section 3.09.  Indemnification; Exoneration........................................................37

Article IV CONDITIONS TO BORROWINGS.........................................................................38
         Section 4.01.  Conditions to Closing...............................................................38
         Section 4.02.  Conditions to All Borrowings........................................................40

Article V REPRESENTATIONS AND WARRANTIES....................................................................41
         Section 5.01.  Corporate Existence and Power.......................................................41
         Section 5.02.  Corporate and Governmental Authorization; No Contravention..........................42
         Section 5.03.  Binding Effect......................................................................42
         Section 5.04.  Financial Information...............................................................42
         Section 5.05.  Litigation..........................................................................42
         Section 5.06.  Compliance with ERISA...............................................................43
         Section 5.07.  Taxes...............................................................................43
         Section 5.08.  Subsidiaries........................................................................43

         Section 5.09.  Not an Investment Company...........................................................43
         Section 5.10.  Public Utility Holding Company Act..................................................43
         Section 5.11.  Ownership of Property; Liens; Collateral, Etc.......................................43
         Section 5.12.  No Default..........................................................................44
         Section 5.13.  Full Disclosure.....................................................................44
         Section 5.14.  Environmental Matters...............................................................44
         Section 5.15.  Compliance with Laws................................................................45
         Section 5.16.  Capital Stock.......................................................................45
         Section 5.17.  Margin Stock........................................................................45
         Section 5.18.  Insolvency..........................................................................45
         Section 5.19.  Subordinated Debt Documents and Seller Securities...................................46

Article VI COVENANTS........................................................................................46
         Section 6.01.  Information.........................................................................46
         Section 6.02.  Inspection of Property, Books and Records...........................................48
         Section 6.03.  Maximum Total Leverage Ratio........................................................48
         Section 6.04.  Maximum Senior Leverage Ratio.......................................................48
         Section 6.05.  Minimum Consolidated Net Worth......................................................49
         Section 6.06.  Fixed Charge Coverage...............................................................49
         Section 6.07.  Loans or Advances...................................................................49
         Section 6.08.  Investments.........................................................................50
         Section 6.09.  Negative Pledge.....................................................................50
         Section 6.10.  Limitation on Debt..................................................................51
         Section 6.11.  Maintenance of Existence............................................................51
         Section 6.12.  Dissolution.........................................................................51
         Section 6.13.  Consolidations, Mergers and Sales of Assets.........................................51
         Section 6.14.  Use of Proceeds.....................................................................52
         Section 6.15.  Compliance with Laws; Payment of Taxes..............................................52
         Section 6.16.  Insurance...........................................................................53
         Section 6.17.  Change in Fiscal Year...............................................................54
         Section 6.18.  Maintenance of Property.............................................................54
         Section 6.19.  Environmental Notices...............................................................54
         Section 6.20.  Environmental Matters...............................................................54
         Section 6.21.  Environmental Release...............................................................55
         Section 6.22.  Transactions with Affiliates........................................................55
         Section 6.23.  Significant Subsidiaries............................................................55
         Section 6.24.  Acquisitions........................................................................56
         Section 6.25.  Subordinated Debt Documents and Seller Securities...................................56
         Section 6.26.  Limitation on Sale/Leaseback Transactions...........................................57
         Section 6.27.  No Restrictive Agreement............................................................57
         Section 6.28.  Casualty and Condemnation...........................................................58
         Section 6.29.  Capital Expenditures................................................................58
         Section 6.30.  Permitted Securitizations...........................................................58
         Section 6.31.  Restricted Payments.................................................................59
         SECTION 6.32.  Additional Documentation............................................................58

Article VII DEFAULTS........................................................................................59
         Section 7.01.  Events of Default...................................................................59
         Section 7.02.  Notice of Default...................................................................62


Article VIII THE AGENT......................................................................................62
         Section 8.01.  Appointment, Powers and Immunities..................................................62
         Section 8.02.  Reliance by Agent...................................................................63
         Section 8.03.  Defaults............................................................................63
         Section 8.04.  Rights of Agent and its Affiliates as a Bank........................................63
         Section 8.05.  Indemnification.....................................................................63
         Section 8.06.  CONSEQUENTIAL DAMAGES...............................................................64
         Section 8.07.  Payee of Note Treated as Owner......................................................64
         Section 8.08.  Non-Reliance on Agent and Other Banks...............................................64
         Section 8.09.  Failure to Act......................................................................64
         Section 8.10.  Resignation or Removal of Agent.....................................................64

Article IX CHANGE IN CIRCUMSTANCES; COMPENSATION............................................................66
         Section 9.01.  Basis for Determining Interest Rate Inadequate or Unfair............................66
         Section 9.02.  Illegality..........................................................................66
         Section 9.03.  Increased Cost and Reduced Return...................................................66
         Section 9.04.  Base Rate Loans Substituted for Euro-Dollar Loans...................................68
         Section 9.05.  Compensation........................................................................68

Article X MISCELLANEOUS.....................................................................................69
         Section 10.01. Notices.............................................................................69
         Section 10.02. No Waivers..........................................................................69
         Section 10.03. Expenses; Documentary Taxes; Indemnification........................................69
         Section 10.04. Set-Offs; Sharing of Set-Offs.......................................................70
         Section 10.05. Amendments and Waivers..............................................................71
         Section 10.06. Margin Stock Collateral.............................................................71
         Section 10.07. Successors and Assigns..............................................................72
         Section 10.08. Confidentiality.....................................................................73
         Section 10.09. Representation by Banks.............................................................74
         Section 10.10. Obligations Several.................................................................74
         Section 10.11. Survival of Certain Obligations.....................................................74
         Section 10.12. Georgia Law.........................................................................74
         Section 10.13. Severability........................................................................74
         Section 10.14. Interest............................................................................74
         Section 10.15. Interpretation......................................................................75
         Section 10.16. Consent to Jurisdiction.............................................................75
         Section 10.17. Counterparts........................................................................75




                     AMENDED AND RESTATED CREDIT AGREEMENT
                     -------------------------------------

     AMENDED AND RESTATED CREDIT AGREEMENT dated as of June 21, 2001 among CADMUS COMMUNICATIONS CORPORATION, the BANKS listed on the signature pages hereof, BANK OF AMERICA, N.A., as Documentation Agent, FIRST UNION NATIONAL BANK, as Syndication Agent, WACHOVIA BANK, N.A., as Agent, and WACHOVIA SECURITIES, INC., as Arranger.

     The Borrower, Wachovia Bank, N.A., as Agent and as a Bank, and the Banks entered into a certain Credit Agreement dated as of April 1, 1999 (as previously amended, the "Existing Credit Agreement").

     The Borrower has requested that the Existing Credit Agreement be amended and restated to make changes as the parties hereunder deem appropriate.

     The parties hereto agree that the Existing Credit Agreement shall be amended and restated in its entirety, effective as of the Closing Date, as follows:

                                   ARTICLE I

                                  DEFINITIONS

     SECTION 1.01. Definitions. The terms as defined in this Section 1.01 shall, for all purposes of this Agreement and any amendment hereto (except as herein otherwise expressly provided or unless the context otherwise requires), have the meanings set forth herein:

     "Acquisition Agreement" means that certain Stock Purchase Agreement by and among the Borrower, Melham U.S. Inc., Purico (IOM) Limited and Paul F. Mack dated as of April 1, 1999, relating to the acquisition of Melham Holdings, Inc., a Delaware corporation, together with all agreements, exhibits, schedules, annexes and documents executed or delivered in connection therewith.

     "Adjusted  London  Interbank  Offered  Rate" has the  meaning  set forth in
Section 2.05(c).

     "Affiliate" of any Person means (i) any other Person which directly, or indirectly through one or more intermediaries, controls such Person, (ii) any other Person which directly, or indirectly through one or more intermediaries, is controlled by or is under common control with such Person, or (iii) any other Person of which such Person owns, directly or indirectly, 20% or more of the common stock or equivalent equity interests. As used herein, the term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

     "Agent" means Wachovia Bank, N.A., a national banking association organized under the laws of the United States of America, in its capacity as agent for the Banks hereunder, and its successors and permitted assigns in such capacity.

     "Agent's Letter Agreement" means, collectively, the letter agreements, dated as of April 4, 2001 and May 29, 2001 between the Borrower, the Agent and the Arranger relating to the amendment and restatement of the Existing Credit Agreement and certain fees from time to time payable by the Borrower to the Agent and the Arranger, as such letter agreements shall be modified, amended, supplemented or restated and in effect from time to time.

     "Agreement" means this Amended and Restated Credit Agreement, together with all amendments and supplements hereto.

     "Applicable Commitment Fee Rate" has the meaning set forth in Section 2.06(a).

     "Applicable Margin" has the meaning set forth in Section 2.05(a).

     "Assignee" has the meaning set forth in Section 10.07(c).

     "Assignment and Acceptance" means an Assignment and Acceptance executed in accordance with Section 10.07(c) in the form attached hereto as Exhibit H.

     "Authority" has the meaning set forth in Section 9.02.

     "Bank" means each bank listed on the signature pages hereof as having a Revolving Credit Commitment, and its successors and assigns.

     "Base Rate" means for any Base Rate Loan for any day, the rate per annum equal to the higher as of such day of (i) the Prime Rate, and (ii) one- half of one percent above the Federal Funds Rate for such day. For purposes of determining the Base Rate for any day, changes in the Prime Rate and the Federal Funds Rate shall be effective on the date of each such change.

     "Base Rate Borrowing" means a Revolving Credit Borrowing if the advances under such borrowing bear or are to bear interest calculated by reference to the Base Rate.

     "Base Rate Loan" means Revolving Credit Loans which bear or are to bear interest calculated by reference to the Base Rate.

     "Blue Ridge Agent" means Wachovia Bank, N.A. and its successors and assigns.

     "Borrower" means Cadmus Communications Corporation, a corporation incorporated under the laws of the Commonwealth of Virginia, and its successors and permitted assigns.

     "Borrower Security Agreement" means the Borrower Security Agreement dated as of even date herewith between the Borrower and the Collateral Agent, substantially in the form attached hereto as Exhibit Q, as modified, amended, supplemented or restated from time to time.

     "Capital Expenditures" means, for any period, the sum of all capital expenditures incurred during such period by the Borrower and its Consolidated Subsidiaries (other than capitalized interest), as determined in accordance with GAAP.

     "Capital Stock" means any nonredeemable capital stock of the Borrower or any Consolidated Subsidiary (to the extent issued to a Person other than the Borrower), whether common or preferred.

          "Cash Equivalents" means: (1) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (2) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's; (3) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's; (4) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250.0 million; (5) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (1) above entered into with any bank meeting the qualifications specified in clause (4) above; and (6) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (1) through (5) above.

          "CERCLA" means the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. (S)9601 et seq. and its implementing regulations and amendments.

          "CERCLIS" means the Comprehensive Environmental Response Compensation and Liability Information System established pursuant to CERCLA.

          "Change of Law" shall have the meaning set forth in Section 9.02.

          "Closing Certificate" has the meaning set forth in Section 4.01(e).

          "Closing Date" means June 21, 2001.

          "Code" means the Internal Revenue Code of 1986, as amended, or any successor Federal tax code. Any reference to any provision of the Code shall also be deemed to be a reference to any successor provision or provisions thereof.

          "Collateral" means, collectively, all of the real, personal and mixed property (including capital stock) in which Liens are purported to be granted pursuant to the Security Documents as security for the Obligations.

          "Collateral Agency Agreement " means the Collateral Agency Agreement dated as of even date herewith among the Collateral Agent, the Banks, the Borrower, the Guarantors and the Pledgor Subsidiaries, substantially in the form attached hereto as Exhibit M.

          "Collateral Agent" means Wachovia Bank, N.A., a national banking association organized under the laws of the United States of America, in its capacity as collateral agent for the Secured Parties under the Security Documents, the Guaranty, and the Collateral Agency Agreement.

          "Commitment Fee Determination Date" has the meaning set forth in
Section 2.06(a).

          "Commitment Fee Payment Date" means each March 31, June 30, September 30 and December 31.

          "Compliance Certificate" has the meaning set forth in Section 6.01(c).

          "Consolidated EBITDA" means, for any period, the sum of (a) Consolidated Net Income for such period, (b) taxes on income of the Borrower and its Consolidated Subsidiaries for such period to the extent deducted in determining Consolidated Net Income for such period, (c) Consolidated Interest Expense for such period, (d) book depreciation expenses of the Borrower and its Consolidated Subsidiaries for such period, and (e) amortization of intangible assets of the Borrower and its Consolidated Subsidiaries for such period, all determined with respect to the Borrower and its Consolidated Subsidiaries on a consolidated basis for such period and in accordance with GAAP. In determining Consolidated EBITDA for any period, (i) any Consolidated Subsidiary acquired during such period by the Borrower or any other Consolidated Subsidiary shall be included on a pro forma, historical basis as if it had been a Consolidated Subsidiary during such entire period, (ii) any amounts which would be included in a determination of Consolidated EBITDA for such period with respect to assets acquired during such period by the Borrower or any Consolidated Subsidiary shall be included in the determination of Consolidated EBITDA for such period and the amount thereof shall be calculated on a pro forma, historical basis as if such assets had been acquired by the Borrower or such Consolidated Subsidiary prior to the first day of such period, (iii) any Consolidated Subsidiary sold during such period by the Borrower or any other Consolidated Subsidiary shall be excluded as if it had not been a Consolidated Subsidiary at any time during such period, and (iv) any amounts which would be otherwise included in a determination of Consolidated EBITDA for such period with respect to assets sold or otherwise disposed of during such period by the Borrower or any Consolidated Subsidiary shall be excluded in the determination of Consolidated EBITDA for such period and the amount excluded shall be calculated as if such assets had been sold or otherwise disposed of by the Borrower or such Consolidated Subsidiary prior to the first day of such period.

          "Consolidated Fixed Charges" for any period means the sum of (i) Consolidated Interest Expense for such period, and (ii) all scheduled principal payments due in respect of any Consolidated Total Debt for such period.

          "Consolidated Interest Expense" for any period means interest expensed in respect of Debt of the Borrower or any of its Consolidated Subsidiaries outstanding during such period; provided that there shall be excluded from Consolidated Interest Expense any amount that would otherwise be included therein with respect to the non-cash amortization of deferred financing costs.

          "Consolidated Net Income" means, for any period, the Net Income of the Borrower and its Consolidated Subsidiaries determined on a consolidated basis, but excluding (i) extraordinary items, (ii) any equity interests of the Borrower or any Subsidiary in the unremitted earnings of any Person that is not a Subsidiary, and (iii) cash and non-cash restructuring charges incurred during the Fiscal Quarters ending March 31, 2001 and June 30, 2001, determined on a pre-tax basis, in an amount not to exceed $17,500,000 in the aggregate.

          "Consolidated Net Worth" means, at any time, Stockholders' Equity.

          "Consolidated Senior Debt" means, at any date, the Debt of the Borrower and its Consolidated Subsidiaries plus all Securitization Facility Attributed Debt, determined on a consolidated basis as of such date, but excluding Subordinated Debt.

          "Consolidated Subsidiary" means at any date any Subsidiary or other entity the accounts of which, in accordance with GAAP, would be consolidated with those of the Borrower in its consolidated financial statements as of such date.

          "Consolidated Total Assets" means, at any time, the total assets of the Borrower and its Consolidated Subsidiaries, determined on a consolidated basis, as set forth or reflected on the most recent consolidated balance sheet of the Borrower and its Consolidated Subsidiaries, prepared in accordance with GAAP.

          "Consolidated Total Debt" means, at any date, the Debt (including, without limitation, Subordinated Debt) of the Borrower and its Consolidated Subsidiaries plus all Securitization Facility Attributed Debt, determined on a consolidated basis as of such date.

          "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414 of the Code.

          "Debt" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services (except trade accounts payable arising in the ordinary course of business that are not overdue by 90 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted),
(iv) all obligations of such Person as lessee under capital leases, (v) all obligations of such Person to reimburse any bank or other Person in respect of amounts payable under a banker's acceptance, (vi) all Redeemable Preferred Stock of such Person (in the event such Person is a corporation), (vii) all obligations of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit or similar instrument, (viii) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, and (ix) all Debt of others Guaranteed by such Person.

          "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived in writing, become an Event of Default.

          "Default Rate" means, with respect to any Revolving Credit Loan or Swing Line Loan, on any day, the sum of 2% plus the then highest interest rate (including the Applicable Margin) which may be applicable to any EuroDollar Loan or Base Rate Loan hereunder (irrespective of whether any such type of loans are actually outstanding hereunder) and, with respect to the issuance or renewal of any Letter of Credit hereunder, the sum of 2% plus the Applicable Margin.

          "Dollars" or "$" means dollars in lawful currency of the United States of America.

          "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in Georgia and New York, New York are authorized or required by law to close.

          "Environmental Authority" means any foreign, federal, state, local or regional government that exercises any form of jurisdiction or authority under any Environmental Requirement.

          "Environmental Authorizations" means all licenses, permits, orders, approvals, notices, registrations or other legal prerequisites for conducting the business of the Borrower or any Subsidiary required by any Environmental Requirement.

          "Environmental Judgments and Orders" means all judgments, decrees or orders arising from or in any way associated with any Environmental Requirements, whether or not entered upon consent or written agreements with an Environmental Authority or other entity arising from or in any way associated with any Environmental Requirement, whether or not incorporated in a judgment, decree or order.

          "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges or releases of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes into the environment, including, without limitation, ambient air, surface water, groundwater or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes or the clean-up or other remediation thereof.

          "Environmental Liabilities" means any liabilities, whether accrued, contingent or otherwise, arising from and in any way associated with any Environmental Requirements.

          "Environmental Notices" means notice from any Environmental Authority or by any other person or entity, of possible or alleged noncompliance with or liability under any Environmental Requirement, including without limitation any complaints, citations, demands or requests from any Environmental Authority or from any other person or entity for correction of any violation of any Environmental Requirement or any investigations concerning any violation of any Environmental Requirement.

          "Environmental Proceedings" means any judicial or administrative proceedings arising from or in any way associated with any Environmental Requirement.

          "Environmental Releases" means releases as defined in CERCLA or under any applicable state or local environmental law or regulation.

          "Environmental Requirements" means any legal requirement relating to health, safety or the environment and applicable to the Borrower, any Subsidiary or the Properties, including but not limited to any such requirement under CERCLA or similar state legislation and all federal, state and local laws, ordinances, regulations, orders, writs, decrees and common law.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor law and the regulations promulgated and rulings issued thereunder. Any reference to any provision of ERISA shall also be deemed to be a reference to any successor provision or provisions thereof.

          "Euro-Dollar Borrowing" means a Revolving Credit Borrowing if the advances under such borrowing bear or are to bear interest at a rate based upon the London Interbank Offered Rate.

          "Euro-Dollar Business Day" means any Domestic Business Day on which dealings in Dollar deposits are carried out in the London interbank market.

          "Euro-Dollar Loan" means Revolving Credit Loans which bear or are to bear interest at a rate based upon the London Interbank Offered Rate.

          "Euro-Dollar Reserve Percentage" has the meaning set forth in Section 2.05(c).

          "Event of Default" has the meaning set forth in Section 7.01.

          "Executive Officer" means, with respect to any Person, the president, any vice president, the treasurer or the chief financial officer of such Person.

          "Existing Credit Agreement" shall have the meaning set forth in the second paragraph of this Agreement.

          "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the next higher 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if the day for which such rate is to be determined is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and
(ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to Wachovia on such day on such transactions as determined by the Agent.

          "Fiscal Quarter" means any fiscal quarter of the Borrower.

          "Fiscal Year" means any fiscal year of the Borrower.

          "Fixed Charge Coverage Ratio" means the ratio, measured as of the last day of each Fiscal Quarter, of (a) (i) Consolidated EBITDA for the Fiscal Quarter then ended and the immediately preceding three Fiscal Quarters, less
(ii) Capital Expenditures for the Fiscal Quarter then ended and the immediately preceding three Fiscal Quarters to (b) Consolidated Fixed Charges for the Fiscal Quarter then ended and the immediately preceding three Fiscal Quarters.

          "GAAP" means generally accepted accounting principles applied on a basis consistent with those which, in accordance with Section 1.02, are to be used in making the calculations for purposes of determining compliance with the terms of this Agreement.

          "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to secure, purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to provide collateral security, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

     "Guarantors" means the Significant Subsidiaries from time to time party to the Guaranty.

     "Guaranty" means the Guaranty Agreement executed by each of the Guarantors substantially in the form of Exhibit J hereto, either as originally executed or as it may be from time to time supplemented, modified, amended, renewed, extended or restated from time to time.

     "Hazardous Materials" includes, without limitation, (a) solid or hazardous waste, as defined in the Resource Conservation and Recovery Act of 1980, 42 U.S.C. (S)6901 et seq. and its implementing regulations and amendments, or in any applicable state or local law or regulation, (b) any "hazardous substance", "pollutant" or "contaminant", as defined in CERCLA, or in any applicable state or local law or regulation, (c) gasoline, or any other petroleum product or by-product, including crude oil or any fraction thereof, (d) toxic substances, as defined in the Toxic Substances Control Act of 1976, or in any applicable state or local law or regulation and (e) insecticides, fungicides, or rodenticides, as defined in the Federal Insecticide, Fungicide, and Rodenticide Act of 1975, or in any applicable state or local law or regulation, as each such Act, statute or regulation may be amended from time to time.

     "Indemnity, Subrogation and Contribution Agreement" means the Indemnity, Subrogation and Contribution Agreement to be entered into among the Borrower, the Guarantors, the Pledgor Subsidiaries and the Collateral Agent, substantially in the form attached hereto as Exhibit K, as modified, amended, supplemented or restated from time to time.

     "Interest Period" means: (1) with respect to each Euro-Dollar Borrowing, the period commencing on the date of such borrowing and ending on the numerically corresponding day in the first, second, third or sixth month thereafter, as the Borrower may elect in the applicable Notice of Borrowing; provided that:

          (a) any Interest Period (subject to clause (c) below) which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

          (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of the appropriate subsequent calendar month; and

          (c) any Interest Period applicable to a Revolving Credit Loan which begins before the Revolving Credit Maturity Date and would otherwise end after the Revolving Credit Maturity Date shall end on the Revolving Credit Maturity Date; and

     (2) with respect to each Base Rate Borrowing, the period commencing on the date of such borrowing and ending 30 days thereafter; provided that:

          (a) any Interest Period (subject to clause (b) below) which would otherwise end on a day which is not a Domestic Business Day shall be extended to the next succeeding Domestic Business Day; and

          (b) any Interest Period applicable to a Revolving Credit Loan which begins before the Revolving Credit Maturity Date and would otherwise end after the Revolving Credit Maturity Date shall end on the Revolving Credit Maturity Date.

     (3) with respect to each Swing Line Borrowing, the period commencing on the date of such borrowing and ending 1 to 14 days thereafter, as the Borrower may request in the applicable Swing Line Loan Request; provided that:

          (a) any Interest Period (subject to clause (b) below) which would otherwise end on a day which is not a Domestic Business Day shall be extended to the next succeeding Domestic Business Day; and

          (b) no Interest Period may be selected which begins before the Revolving Credit Maturity Date and would otherwise end after the Revolving Credit Maturity Date.

     "Investment" means any investment in any Person, whether by means of purchase or acquisition of obligations or securities of such Person, capital contribution to such Person, loan or advance to such Person, making of a time deposit with such Person, Guarantee or assumption of any obligation of such Person or otherwise.

     "Lending Office" means, as to each Bank, its office located at its address set forth on the signature pages hereof (or identified on the signature pages hereof as its Lending Office) or such other office as such Bank may hereafter designate as its Lending Office by notice to the Borrower and the Agent.

     "Letter of Credit" means a letter of credit issued by the Letter of Credit Issuer for the account of the Borrower or any Loan Party pursuant to Article III or listed on Schedule 1.01(a) hereto.

     "Letter of Credit Application Agreement" shall mean, with respect to a Letter of Credit, such form of application therefor (whether in a single or several documents) as the Letter of Credit Issuer may employ in the ordinary course of business for its own account, with such modifications thereto as may by agreed upon by the Letter of Credit Issuer and the Borrower and are not materially adverse to the interests of the Banks; provided, however, that in the event of any conflict between the terms of any Letter of Credit Application Agreement and this Agreement, the terms of this Agreement shall control.

     "Letter of Credit Fee" has the meaning set forth in Section 3.08.

     "Letter of Credit Issuer" means Wachovia.

     "Letter of Credit Obligations" means, at any particular time, without duplication, the sum of (a) the Reimbursement Obligations at such time, (b) the aggregate maximum amount available for drawing under the Letters of Credit at such time and (c) the aggregate maximum amount available for drawing under Letters of Credit the issuance of which has been authorized by the Letter of Credit Issuer but which have not yet been issued.

          "Lien" means, with respect to any asset, any mortgage, deed to secure debt, deed of trust, lien, pledge, charge, security interest, security title, preferential arrangement which has the practical effect of constituting a security interest or encumbrance, servitude or encumbrance of any kind in respect of such asset to secure or assure payment of a Debt or a Guarantee, whether by consensual agreement or by operation of statute or other law, or by any agreement, contingent or otherwise, to provide any of the foregoing. For the purposes of this Agreement, the Borrower or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

          "Loan Documents" means this Agreement, the Notes, the Guaranty, the Security Documents, the Indemnity, Subrogation and Contribution Agreement, the Collateral Agency Agreement, any other document evidencing, relating to or securing the Swing Line Loans, the Revolving Credit Loans or the Letters of Credit, and any other document or instrument delivered from time to time in connection with this Agreement, the Notes, the Guaranty, the Security Documents, the Indemnity, Subrogation and Contribution Agreement, the Collateral Agency Agreement, the Swing Line Loans, the Revolving Credit Loans or the Letters of Credit, as such documents and instruments may be amended or supplemented from time to time.

          "Loan Parties" means collectively the Borrower and each Subsidiary of the Borrower that is now or hereafter a party to any of the Loan Documents.

          "London Interbank Offered Rate" has the meaning set forth in Section 2.05(c).

          "Mack/Seller Promissory Notes" means the three (3) 11.5% Subordinated Promissory Notes due March 31, 2010 (to the extent such notes have been or may be amended in a manner permitted by this Agreement, as so amended), in a principal amount not to exceed $6,415,000, issued by the Borrower to the Sellers (as defined in the Acquisition Agreement) under and pursuant to the Acquisition Agreement.

          "Margin Stock" means "margin stock" as defined in Regulation T, U or X of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

          "Material Adverse Effect" means, with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences, whether or not related, a material adverse change in, or a material adverse effect upon, any of (a) the financial condition, operations, business, properties or prospects of the Borrower and its Consolidated Subsidiaries taken as a whole, (b) the rights and remedies of the Agent, the Collateral Agent or the Banks under the Loan Documents, or the ability of the Borrower to perform its obligations under the Loan Documents to which it is a party, as applicable, or (c) the legality, validity or enforceability of this Agreement, any Note, the Guaranty or the Security Documents.

          "Melham Acquisition" means the acquisition by the Borrower of all of the issued and outstanding capital stock and warrants of Melham Holdings, Inc. from Melham U.S. Inc., Purico (IOM) Limited and Paul F. Mack pursuant to the Acquisition Agreement.

          "Moody's" means Moody's Investors Service, Inc., and its successors and assigns.

          "Mortgages" means, collectively, the mortgages, deeds of trust and deeds to secure debt listed on Schedule 1.01(b) hereto, which shall be substantially in the form attached hereto as Exhibit R, with such changes as shall be required to conform such Mortgage to the applicable laws and customary practices of the state in which such Mortgage is to be recorded.

          "Multiemployer Plan" shall have the meaning set forth in Section 4001(a)(3) of ERISA.

          "Net Disposition Proceeds" means the aggregate proceeds received by the Borrower or a Subsidiary, in cash or any Cash Equivalent (including payments in respect of deferred payment obligations when received in form of cash or Cash Equivalents), upon the sale or other disposition of any property (whether real, personal, mixed, tangible or intangible, including any Stock) to a Person other than the Borrower or a Consolidated Subsidiary, after deducting from the amount of such proceeds the sum of:

          (a) all reasonable costs and expenses of such sale or disposition;

          (b) all amounts actually set aside as a reserve, in accordance with GAAP, against any liabilities under any indemnification obligations associated with such sale or disposition; provided that to the extent any amounts set aside as reserves are not used to pay indemnification obligations and such reserves are no longer required, an amount equal to such reserves shall be Net Disposition Proceeds;

          (c) all taxes actually paid or payable by the Borrower or such Subsidiary as a result of gain recognized in connection with the sale or disposition of such property; provided that to the extent that any such taxes paid or payable are refunded or are no longer payable, as the case may be, an amount equal to such taxes shall be Net Disposition Proceeds; and

          (d) any amount actually paid by the Borrower or such Subsidiary to discharge or cause the discharge of any Lien on such property, and, in connection with any such sale or disposition of Securitization Assets, any amount actually paid or payable by the Borrower or such Subsidiary in connection with such sale or other disposition as required under the applicable Securitization Documents;

provided, however: (1) that if at any time any non-cash consideration received by the Borrower or any Subsidiary of the Borrower, as the case may be, in connection with any sale or disposition of any property is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then such conversion or disposition shall be deemed to constitute a disposition of assets hereunder and the Net Disposition Proceeds thereof shall be applied in accordance with this Agreement; and (2) in the case of any Permitted Securitization, Net Disposition Proceeds shall mean only the aggregate proceeds received by the Borrower or any Subsidiary in cash or any Cash Equivalent upon the initial sale or transfer of Securitization Assets under the applicable Securitization Documents by the Borrower or such Subsidiary.

          "Net Income" means, as applied to any Person for any period, the aggregate amount of net income of such Person, after taxes, for such period, as determined in accordance with GAAP.

          "Net Proceeds of Capital Stock" means any and all proceeds (whether cash or non-cash) or other consideration received by the Borrower or a Consolidated Subsidiary in respect of the issuance of Capital Stock (including, without limitation, the aggregate amount of any and all Debt converted into Capital Stock), from a Person other than the Borrower or a Consolidated Subsidiary, after deducting therefrom all reasonable and customary costs and expenses incurred by the Borrower or such Consolidated Subsidiary directly in connection with the issuance of such Capital Stock.

          "Net Proceeds of Debt" means any cash proceeds received by the Borrower or a Subsidiary in respect of the incurrence of Debt (other than Subordinated Debt and Debt permitted under Section 6.10, without giving effect to any amendment to or waiver of Section 6.10) of the Borrower or such Subsidiary, after deducting therefrom all reasonable and customary costs and expenses incurred by the Borrower or such Subsidiary directly in connection with the issuance of such Debt.

          "Net Proceeds of Stock" means any cash proceeds received by the Borrower or a Subsidiary in respect of the private or public issuance of Stock of the Borrower or such Subsidiary, other than the issuance of Stock by a Consolidated Subsidiary to the extent such Stock is purchased by the Borrower or a Wholly Owned Subsidiary, after deducting therefrom all reasonable and customary costs and expenses incurred by the Borrower or such Subsidiary directly in connection with the issuance of such Stock.

          "Note" means the Swing Line Note or a Revolving Credit Note and "Notes" means the Swing Line Note and the Revolving Credit Notes or any or all of them, as the context shall require.

          "Notice of Borrowing" has the meaning set forth in Section 2.02.

          "Obligations" means the collective reference to all indebtedness, obligations and liabilities to the Banks, the Swing Line Lender, the Letter of Credit Issuer, the Agent or the Collateral Agent existing on the date of this Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, of the Loan Parties under this Agreement, or any other Loan Document or in connection with any interest rate protection agreements, foreign currency exchange agreements or other hedging agreements (the aggregate termination values of which shall not exceed $5,000,000) listed on Schedule 1.01(c) hereto.

          "Officer's Certificate" has the meaning set forth in Section 4.01(f).

          "Participant" has the meaning set forth in Section 10.07(b).

          "Participating Subsidiary" means any Subsidiary of the Borrower that is a participant in a Permitted Securitization.

          "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

          "Permitted Acquisition" means the acquisition of shares of capital stock or other equity interests of any Person by the Borrower or any Subsidiary of the Borrower if: (A) immediately after giving effect to such acquisition (i) such Person is a Consolidated Subsidiary; (ii) the Borrower controls such Person directly or indirectly through a Subsidiary; and (iii) no Default shall have occurred and be continuing; (B) the line or lines of business engaged in by such Person are related to the lines of business engaged in by the Borrower and its Subsidiaries on the Closing Date; (C) such acquisition is made on a negotiated basis with the approval of the Board of Directors of the Person to be acquired; and (D) such acquisition is permitted under Section 6.24.

          "Permitted Sale/Leaseback Transaction" means with respect to any Fiscal Year, one or more Sale/Leaseback Transactions entered into during such Fiscal Year provided the aggregate fair market value of the real and personal property subject to such transactions has an aggregate fair market value of $10,000,000 or less.

          "Permitted Securitization" means any financing program providing for the sale or transfer of Securitization Assets by the Borrower or its Participating Subsidiaries, in transactions purporting to be sales (and treated as sales for GAAP purposes): (1) to one or more limited purpose financing companies, special purpose entities and/or other financial institutions; (2) in each case, on a nonrecourse basis as to the Borrower and the Participating Subsidiaries subject to Standard Securitization Undertakings; and (3) in each case, for the fair market value of the Securitization Assets sold or transferred, including cash in an amount at least equal to 75% of the fair market value thereof, as determined in accordance with GAAP (for purposes of this clause (3), Purchase Money Notes shall be deemed to be cash).

          "Person" means an individual, a corporation, a limited liability company, a partnership (including without limitation, a joint venture), an unincorporated association, a trust or any other entity or organization, including, but not limited to, a government or political subdivision or an agency or instrumentality thereof.

          "Plan" means at any time an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under
Section 412 of the Code and is either (i) maintained by a member of the Controlled Group for employees of any member of the Controlled Group or (ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding 5 plan years made contributions.

          "Pledge Agreement" means the Pledge Agreement dated as of even date herewith executed by the Borrower and the other Loan Parties thereto in favor of the Collateral Agent, for the ratable benefit of the Banks, substantially in the form attached hereto as Exhibit L, as modified, amended, supplemented or restated from time to time.

          "Pledgor Subsidiary" has the meaning set forth in Section 6.23. Without limiting the terms of Section 6.23, on the Closing Date, the term Pledgor Subsidiaries includes: Cadmus Printing Group, Inc., Cadmus Marketing Group, Inc. and Mack Printing Company.

          "Prime Rate" refers to that interest rate so denominated and set by Wachovia from time to time as an interest rate basis for borrowings. The Prime Rate is but one of several interest rate bases used by Wachovia. Wachovia lends at interest rates above and below the Prime Rate.

          "Properties" means all real property owned, leased or otherwise used or occupied by the Borrower or any Subsidiary, wherever located.

          "Purchase Agreement" means that certain Amended and Restated Receivables Purchase Agreement, dated as of January 2, 2001, among Cadmus Receivables Corp., as Seller, Cadmus Communications Corporation, as Master Servicer, Blue Ridge Asset Funding Corporation, as Purchaser and Wachovia Bank, N.A., as Agent (as the same may be amended, supplemented, restated or otherwise modified from time to time).

          "Purchase Money Note" means a promissory note of a Receivables Subsidiary evidencing a line of credit, which may be irrevocable, from the Borrower or any Subsidiary of the Borrower in connection with a Permitted Securitization to a Receivables Subsidiary which note shall be repaid from cash available to the Receivables Subsidiary, other than amounts required to be established as reserves pursuant to agreements, amounts paid to investors in respect of interest, principal and other amounts owing to such investors and amounts paid in connection with the purchase of newly generated receivables.

          "Rate Determination Date" has the meaning set forth in Section
2.05(a).

          "Receivables Subsidiary" means a special purpose, bankruptcy remote Wholly Owned Subsidiary of the Borrower or one or more Subsidiaries of the Borrower which may be formed for the sole and exclusive purpose of engaging in activities in connection with the purchase, sale and financing of Securitization Assets in connection with and pursuant to a Permitted Securitization.

          "Redeemable Preferred Stock" of any Person means any preferred stock or equivalent issued by such Person which is at any time prior to the Revolving Credit Maturity Date either (i) mandatorily redeemable (by sinking fund or similar payments or otherwise) or (ii) redeemable at the option of the holder thereof.

          "Reimbursement Obligations" means the reimbursement or repayment obligations of the Borrower to the Letter of Credit Issuer pursuant to Section
3.05 with respect to Letters of Credit.

          "Reported Net Income" means, for any period, the Net Income of the Borrower and its Consolidated Subsidiaries determined on a consolidated basis.

          "Requesting Banks" means at any time (1) Banks having at least 331/3% of the aggregate amount of the sum of the Revolving Credit Commitments and the Letter of Credit Obligations or, (2) if the Revolving Credit Commitments are no longer in effect, Banks holding at least 331/3% of the aggregate outstanding amount of the Notes and the Letter of Credit Obligations.

          "Required Banks" means Banks having at least 66 2/3% of the aggregate amount of the sum of the Revolving Credit Commitments, or if the Revolving Credit Commitments are no longer in effect, Banks holding at least 66 2/3% of the aggregate outstanding amount of the Notes and the Letter of Credit Obligations.

          "Restricted Payment" means (i) any dividend or other distribution on any shares of the Borrower's capital stock (except dividends payable solely in shares of its capital stock) or (ii) any payment on account of the purchase, redemption, retirement or acquisition of (a) any shares of the Borrower's capital stock (except shares acquired upon the conversion thereof into other shares of its capital stock) or (b) any option, warrant or other right to acquire shares of the Borrower's capital stock.

          "Revolving Credit Availability" means $78,000,000 less any reductions in such amount from time to time as provided in Section 2.08 plus any increases in such amount that the Required Banks, in their sole discretion, may permit in writing so long as such amount does not exceed the Revolving Credit Commitment.

          "Revolving Credit Borrowing" shall mean a borrowing under the Revolving Credit Commitments consisting of Revolving Credit Loans made to the Borrower at the same time by the Banks pursuant to Article II. A Revolving Credit Borrowing is a "Euro-Dollar Borrowing" if such Revolving Credit Loans are made as Euro-Dollar Loans and a "Base Rate Borrowing" if such Revolving Credit Loans are made as Base Rate Loans.

          "Revolving Credit Commitment" means with respect to each Bank, (i) the amount designated as the Revolving Credit Commitment set forth opposite the name of such Bank on the signature pages hereof, or (ii) as to any Bank which enters into an Assignment and Acceptance (whether as transferor Bank or as Assignee thereunder), the amount of such Bank's Revolving Credit Commitment after giving effect to such Assignment and Acceptance, in each case as such amount may be reduced from time to time pursuant to Sections 2.07 and 2.08.

          "Revolving Credit Loan" means a Base Rate Loan or a Euro-Dollar Loan made under the Revolving Credit Commitment, and Revolving Credit Loans means Base Rate Loans or Euro-Dollar Loans made under the Revolving Credit Commitments, or any or all of them, as the context shall require.

          "Revolving Credit Maturity Date" shall mean March 31, 2004.

          "Revolving Credit Notes" means promissory notes of the Borrower, each substantially in the form of Exhibit A hereto, evidencing the obligation of the Borrower to repay the Revolving Credit Loans, together with all amendments, consolidations, modifications, renewals and supplements thereto and "Revolving Credit Note" means any one of such Revolving Credit Notes.

          "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors and assigns.

          "Sale/Leaseback Transaction" means any arrangement with any Person providing, directly or indirectly, for the leasing by the Borrower or any of its Subsidiaries of real or personal property which has been or is to be sold or transferred by the Borrower or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower or such Subsidiary.

          "Secured Parties" shall have the meaning set forth in the Collateral Agency Agreement.

          "Securitization Assets" means all accounts receivable (whether now existing or arising in the future) of the Borrower or any of its Participating Subsidiaries which are sold or transferred pursuant to a Permitted

Securitization, and any assets related thereto, including without limitation (i) all collateral given by any of the foregoing, (ii) all contracts and all guarantees (but not by the Borrower or any of its Subsidiaries) or other obligations directly related to any of the foregoing, (iii) other related assets including those set forth in the Securitization Documents, and (iv) proceeds of all of the foregoing.

          "Securitization Documents" shall mean all documentation relating to any Permitted Securitization.

          "Securitization Facility Attributed Debt" at any time shall mean, without duplication, the aggregate net outstanding amount theretofore paid to the Receivables Subsidiary, the Borrower or Participating Subsidiaries in respect of the Securitization Assets sold or transferred by it in connection with a Permitted Securitization (it being the intent of the parties that the amount of Securitization Facility Attributed Debt at any time outstanding approximate as closely as possible the principal amount of Debt which would be outstanding at such time under the Permitted Securitization if the same were structured as a secured lending agreement rather than a purchase agreement).

          "Security" has the meaning assigned to such term in Section 2(l) of the Securities Act of 1933, as amended.

          "Security Documents" shall mean the Borrower Security Agreement, the Subsidiary Security Agreement, the Pledge Agreement and the Mortgages.

          "Seller Securities" means collectively: (i) the shares of common stock issued by the Borrower and delivered to the Sellers (as defined in the Acquisition Agreement) in connection with the Melham Acquisition; and (ii) that certain Registration Rights Agreement dated April 1, 1999, by and between the Borrower and the Sellers (as defined in the Acquisition Agreement).

          "Senior Leverage Ratio" means, as of any date, the ratio of (i) Consolidated Senior Debt as of such date to (ii) Consolidated EBITDA for the period of four consecutive Fiscal Quarters most recently ended on or prior to such date.

          "Senior Subordinated Indenture" means that certain Indenture dated as of June 1, 1999 (to the extent such indenture has been or may be amended in a manner permitted by this Agreement, as so amended), among the Borrower, the Guarantors named therein and First Union National Bank, as Trustee.

          "Senior Subordinated Notes" means the 9 3/4% Senior Subordinated Notes due 2009, Series A and Series B, issued pursuant to the Senior Subordinated Indenture.

          "Significant Subsidiary" means collectively: (A) each Subsidiary that is a member of the Significant Subsidiary Group; and (B) in addition to the Subsidiaries described in (A), each Subsidiary that at any time Guarantees, all or any part, of the Subordinated Debt. As used herein, "Significant Subsidiary Group" as at any date means one or more Subsidiaries which account for (or in the case of a recently formed or acquired Subsidiary would so account for on a pro forma historical basis) at least (A) 90% of Consolidated Total Assets as measured as at the end of the then most recently ended Fiscal Year or (B) 90% of Consolidated EBITDA for either of the two most recently ended Fiscal Years. A Subsidiary shall be a "Significant Subsidiary" if such Subsidiary is included in the group of Subsidiaries, determined in accordance with the terms of the following sentence, accounting for either: (1) the Consolidated Total Assets measured under part (A) of the preceding sentence, but not the Consolidated

EBITDA measured under part (B) of the preceding sentence; or (2) the Consolidated EBITDA measured under part (B) of the preceding sentence, but not the Consolidated Total Assets measured under part (A) of the preceding sentence; or (3) the Consolidated EBITDA measured under part (B) of the preceding sentence and the Consolidated Total Assets measured under part (A) of the preceding sentence. The determination of the Significant Subsidiary or the Significant Subsidiaries comprising the Significant Subsidiary Group as of any date shall be made on the basis of a group consisting of the smallest number of Subsidiaries necessary to comprise the Significant Subsidiary Group as of such date. Notwithstanding the foregoing, in no event shall a Receivables Subsidiary be a Significant Subsidiary or be included in the Significant Subsidiary Group.

          "Standard Securitization Undertakings" means representations, warranties, covenants and indemnities entered into by the Borrower or any Subsidiary of the Borrower which are reasonably customary in an accounts receivable securitization.

          "Stock" of any Person means any and all shares, interests, participations, or other equivalents (however designated) of capital stock, any and all equivalent ownership interests and any and all other equity Security of any classification, of such Person or any Subsidiary of such Person (to the extent issued to a Person other than such Person or a wholly owned subsidiary of such Person) and any and all warrants or options to purchase any of the foregoing.

          "Stockholders' Equity" means, at any time, the shareholders' equity of the Borrower and its Consolidated Subsidiaries, as set forth or reflected on the most recent consolidated balance sheet of the Borrower and its Consolidated Subsidiaries prepared in accordance with GAAP, but excluding any Redeemable Preferred Stock of the Borrower or any of its Consolidated Subsidiaries.

          "Subordinated Debt" means (i) Debt of the Borrower evidenced by the Mack/Seller Promissory Notes; (ii) the Senior Subordinated Notes; and (iii) subordinated Guarantees of Debt described in clause (i) or (ii) of this definition by the Borrower or any Subsidiary.

          "Subordinated Debt Documents" means: (1) the Senior Subordinated Indenture, the Senior Subordinated Notes, and each note, security instrument, guaranty, agreement, opinion, certificate and other document executed or delivered pursuant thereto or in connection therewith; and (2) the Mack/Seller Promissory Notes and each note, security instrument, guaranty, agreement, opinion, certificate and other document executed or delivered pursuant to or in connection with the Mack/Seller Promissory Notes.

          "Subsidiary" means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Borrower.

          "Subsidiary Security Agreement" means the Subsidiary Security Agreement dated as of even date herewith between each Subsidiary of the Borrower (other than a Receivables Subsidiary) and the Collateral Agent, substantially in the form attached hereto as Exhibit S, as modified, amended, supplemented or restated from time to time.

          "Swing Line Borrowing" means a Swing Line Loan made to the Borrower by the Swing Line Lender pursuant to Article II.

          "Swing Line Lender" means Wachovia.

          "Swing Line Loan" means a loan made by the Swing Line Lender pursuant to Section 2.13 hereof.

          "Swing Line Note" means the promissory note of the Borrower, substantially in the form of Exhibit N hereto, evidencing the obligation of the Borrower to repay the Swing Line Loans, together with all amendments, consolidations, modifications, renewals and supplements thereto.

          "Taxes" has the meaning set forth in Section 2.11(c).

          "Third Parties" means all lessees, sublessees, licensees and other users of the Properties, excluding those users of the Properties in the ordinary course of the Borrower's business and on a temporary basis.

          "Total Assets" of any Person means, at any time, the total assets of such Person, as set forth or reflected on the most recent balance sheet of such Person, prepared in accordance with GAAP.

          "Total Leverage Ratio" means, as of any date, the ratio of (i) Consolidated Total Debt as of such date to (ii) Consolidated EBITDA for the period of four consecutive Fiscal Quarters most recently ended on or prior to such date.

          "Total Unused Revolving Credit Commitments" means at any date, an amount equal to: (A) the aggregate amount of the Revolving Credit Commitments of all of the Banks at such time, less (B) the sum of: (i) the aggregate outstanding principal amount of the Revolving Credit Loans of all of the Banks at such time, plus (ii) the aggregate outstanding principal amount of the Swing Line Loans at such time, plus (iii) the aggregate outstanding amount of the Letter of Credit Obligations.

          "Transferee" has the meaning set forth in Section 10.07(d).

          "Unused Revolving Credit Commitment" means at any date, with respect to any Bank, an amount equal to its Revolving Credit Commitment less the aggregate outstanding principal amount of its Revolving Credit Loans and its pro rata share of the Letter of Credit Obligations.

          "Voting Stock" means capital stock in a Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

          "Wachovia" means Wachovia Bank, N.A., a national banking association and its successors.

          "Wholly Owned Subsidiary" means any Subsidiary all of the shares of capital stock or other ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by the Borrower.

          SECTION 1.02. Accounting Terms and Determinations. Unless otherwise specified herein, all terms of an accounting character used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP, applied on a basis consistent (except for changes concurred in by the Borrower's independent public accountants or otherwise required by a change in
GAAP) with the most recent audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries delivered to the Banks, unless with respect to any such change concurred in by the Borrower's independent public accountants or required by GAAP, in determining compliance with any of the provisions of this Agreement or any of the other Loan Documents: (i) the Borrower shall have objected to determining such compliance on such basis at the time of delivery of such financial statements, or (ii) the Required Banks shall so object in writing within 30 days after the delivery of such financial statements, in either of which events such calculations shall be made on a basis consistent with those used in the preparation of the latest financial statements as to which such objection shall not have been made (which, if objection is made in respect of the first financial statements delivered under Section 6.01 hereof, shall mean the financial statements referred to in Section 5.04).

     SECTION 1.03. Use of Defined Terms. All terms defined in this Agreement shall have the same meanings when used in any of the other Loan Documents, unless otherwise defined therein or unless the context shall otherwise require.

     SECTION 1.04. Terminology. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural and the plural shall include the singular. Titles of Articles and Sections in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.

     SECTION 1.05. References. Unless otherwise indicated, references in this Agreement to "Articles", "Exhibits", "Schedules", and "Sections" are references to articles, exhibits, schedules and sections hereof.

                                   ARTICLE II

                                  THE CREDITS

     SECTION 2.01. Commitments to Lend. Each Bank severally agrees, on the terms and conditions set forth herein, to make Revolving Credit Loans to the Borrower from time to time before the Revolving Credit Maturity Date; provided that, immediately after each such Revolving Credit Loan is made, the aggregate outstanding principal amount of Revolving Credit Loans by such Bank (together with, in the case of the Swing Line Lender, the aggregate principal amount of all Swing Line Loans) plus its pro rata share of the Letter of Credit Obligations shall not exceed the amount of its Revolving Credit Commitment, provided further that the aggregate principal amount of all Revolving Credit Loans, together with the aggregate principal amount of all Swing Line Loans and the Letter of Credit Obligations, at any one time outstanding shall not exceed the aggregate amount of the Revolving Credit Commitments of all of the Banks at such time, provided further that, subject to the foregoing limitations, from and after the Closing Date and continuing until such date, if any, as of which the Required Banks, in their sole discretion, shall have agreed in writing that the limitation contained in this proviso shall no longer be effective (at which time the limitation in the immediately foregoing proviso shall control), the aggregate principal amount of all Revolving Credit Loans, together with the aggregate principal amount of all Swing Line Loans and the Letter of Credit Obligations, at any one time outstanding shall not exceed the Revolving Credit

Availability. Each Revolving Credit Borrowing that is a Euro-Dollar Borrowing under this Section shall be in an aggregate principal amount of $2,500,000 or any larger multiple of $500,000 and each Revolving Credit Borrowing that is a Base Rate Borrowing under this Section shall be in an aggregate principal amount of $1,000,000 or any larger multiple of $500,000 (except that any such Revolving Credit Borrowing may be in the aggregate amount of the Total Unused Revolving Credit Commitments) and shall be made from the several Banks ratably in proportion to their respective Revolving Credit Commitments. Within the foregoing limits, the Borrower may borrow under this Section 2.01, repay or, to the extent permitted by Section 2.09, prepay Revolving Credit Loans and reborrow under this Section 2.01 at any time before the Revolving Credit Maturity Date.

     SECTION 2.02. Method of Borrowing Revolving Credit Loans.

     (a) The Borrower shall give the Agent notice in the form attached hereto as
Exhibit I (a "Notice of Borrowing") prior to 12:00 noon (Atlanta, Georgia time) on the Domestic Business Day of each Base Rate Borrowing and at least 3 Euro-Dollar Business Days before each Euro-Dollar Borrowing, specifying:

          (i) the date of the Revolving Credit Borrowing, which shall be a Domestic Business Day in the case of a Base Rate Borrowing or a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing;

          (ii) the aggregate amount of the Revolving Credit Borrowing; and

          (iii) whether the Revolving Credit Loans comprising a Revolving Credit Borrowing are to be Base Rate Loans or Euro-Dollar Loans, and the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

     (b) Upon receipt of a Notice of Borrowing, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share of such Revolving Credit Borrowing, and such Notice of Borrowing shall not thereafter be revocable by the Borrower.

     (c) Not later than 2:00 P.M. (Atlanta, Georgia time) on the date of each Revolving Credit Borrowing, referenced in the Notice of Borrowing, each Bank shall (except as provided in subsection (d) of this Section) make available its ratable share of such Revolving Credit Borrowing, in Federal or other funds immediately available in Atlanta, Georgia, to the Agent at its address referred to in or specified pursuant to Section 10.01. Unless the Agent determines that any applicable condition specified in Article IV has not been satisfied, the Agent will make the funds so received from the Banks available to the Borrower at the Agent's aforesaid address. Unless the Agent receives notice from a Bank, at the Agent's address referred to in Section 10.01, no later than: (i) 4:00 P.M. (local time at such address) on the Domestic Business Day before the date of a Euro-Dollar Borrowing stating that such Bank will not make the applicable Euro-Dollar Loan in connection with such Revolving Credit Borrowing; or (ii)

1:00 P.M. (local time at such address) on the Domestic Business Day of a Base Rate Borrowing stating that such Bank will not make the applicable Base Rate Loan in connection with such Revolving Credit Borrowing, the Agent shall be entitled to assume that such Bank will make the Revolving Credit Loan in connection with such Revolving Credit Borrowing and, in reliance on such assumption, the Agent may (but shall not be obligated to) make available such Bank's ratable share of such Revolving Credit Borrowing, to the Borrower for the account of such Bank. If the Agent makes such Bank's ratable share available to the Borrower and such Bank does not in fact make its ratable share of such Revolving Credit Borrowing, available on such date, the Agent shall be entitled to recover such Bank's ratable share from such Bank or the Borrower (and for such purpose shall be entitled to charge such amount to any account of the Borrower with the Agent), together with interest thereon for each day during the period from the date of such Revolving Credit Borrowing, until such sum shall be paid in full at a rate per annum equal to the rate at which the Agent determines that it obtained (or could have obtained) overnight Federal funds to cover such amount for each such day during such period, provided that any such payment by the Borrower of such Bank's ratable share and interest thereon shall be without prejudice to any rights that the Borrower may have against such Bank. If such Bank shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Bank's Revolving Credit Loan included in such borrowing for purposes of this Agreement.

     (d) If any Bank makes a new Revolving Credit Loan hereunder on a day on which the Borrower is to repay all or any part of an outstanding Revolving Credit Loan from such Bank, such Bank shall apply the proceeds of its new Revolving Credit Loan to make such repayment and only an amount equal to the difference (if any) between the amount being borrowed and the amount being repaid shall be made available by such Bank to the Agent as provided in subsection (c) of this Section, or remitted by the Borrower to the Agent as provided in Section 2.11, as the case may be.

     (e) Notwithstanding anything to the contrary contained in this Agreement, no Euro-Dollar Borrowing may be made if there shall have occurred a Default or an Event of Default, which Default or Event of Default shall not have been cured or waived in writing.

     (f) In the event that a Notice of Borrowing fails to specify whether the Revolving Credit Loans comprising such Revolving Credit Borrowing are to be Base Rate Loans or Euro-Dollar Loans, such Revolving Credit Loans shall be made as Base Rate Loans. If the Borrower is otherwise entitled under this Agreement to repay any Revolving Credit Loans maturing at the end of an Interest Period applicable thereto with the proceeds of a new Revolving Credit Borrowing and the Borrower fails to repay such Revolving Credit Loans using its own moneys and fails to give a Notice of Borrowing in connection with a new corresponding Revolving Credit Borrowing, a new Revolving Credit Borrowing shall be deemed to be made on the date such Revolving Credit Loans mature in an amount equal to the principal amount of the Revolving Credit Loans so maturing, and the Revolving Credit Loans comprising such new Revolving Credit Borrowing shall be Base Rate Loans.

     (g) Notwithstanding anything to the contrary contained herein, (i) there shall not be more than nine (9) different Interest Periods outstanding at the same time (for which purpose Interest Periods described in different numbered clauses of the definition of the term "Interest Period" shall be deemed to be different Interest Periods even if they are coterminous) applicable to the Revolving Credit Loans and (ii) the proceeds of any Revolving Credit Borrowing that is a Base Rate Borrowing shall be applied first to repay the unpaid principal amount of all Revolving Credit Borrowings that are Base Rate Loans (if any) outstanding immediately before such Base Rate Borrowing.

     SECTION 2.03. Notes.

     (a) The Revolving Credit Loans of each Bank shall be evidenced by a single Revolving Credit Note payable to the order of such Bank for the account of its Lending Office in an amount equal to the original principal amount of such Bank's Revolving Credit Commitment.

     (b) The Swing Line Loans made by the Swing Line Lender to the Borrower shall be evidenced by a single Swing Line Note payable to the order of the Swing Line Lender.

     (c) Upon receipt of each Bank's Notes pursuant to Section 4.01, the Agent shall deliver such Notes to such Bank. Each Bank shall record, and prior to any transfer of its Notes shall endorse on the schedule forming a part thereof appropriate notations to evidence, the date, amount and maturity of, and effective interest rate for, each Revolving Credit Loan, made by it, the date and amount of each payment of principal made by the Borrower with respect thereto and whether, in the case of such Bank's Revolving Credit Note, such Revolving Credit Loan, is a Base Rate Loan or Euro-Dollar Loan, and such schedule shall constitute rebuttable presumptive evidence of the principal amount owing and unpaid on such Bank's Notes; provided that the failure of any Bank to make, or any error in making, any such recordation or endorsement shall not affect the obligation of the Borrower hereunder or under the Notes or the ability of any Bank to assign its Notes. Each Bank is hereby irrevocably authorized by the Borrower so to endorse its Notes and to attach to and make a part of any Note a continuation of any such schedule as and when required.

     (d) Upon receipt of (i) an affidavit of an officer of any Bank as to the loss, theft, destruction or mutilation of any of its Notes or any other security document held by such Bank that is not of public record and (ii) appropriate indemnification of the Borrower for any loss it may suffer with respect to any such Note or security document, and, in the case of any such loss, theft, destruction or mutilation, upon cancellation of such Note or other security document, the Borrower will issue, in lieu thereof, a replacement note or other security document in the same principal amount and otherwise of like tenor.

     SECTION 2.04. Maturity of Revolving Credit Loans. Each Revolving Credit Loan included in any Revolving Credit Borrowing shall mature, and the principal amount thereof shall be due and payable, on the first to occur of: (i) the last day of the Interest Period applicable to such Revolving Credit Borrowing; or
(ii) the Revolving Credit Maturity Date; provided, however, that the aggregate outstanding principal amount of all Revolving Credit Loans at any one time outstanding shall not exceed the aggregate amount of the Revolving Credit Commitments of all of the Banks at such time.

     SECTION 2.05. Interest Rates.

     (a) "Applicable Margin" shall be determined quarterly based upon the Total Leverage Ratio (calculated as of the last day of each Fiscal Quarter), as follows:


          If the Total
       Leverage Ratio is:                         Base Rate Loans           Euro-Dollar Loans
       ------------------                         ---------------           -----------------
Greater than or equal to 4.0 to 1.0                   1.25%                      3.25%

Greater than or equal to 3.5 to
   1.0 but less than 4.0 to 1.0                       1.00%                      2.75%

Greater than or equal to 3.0 to
 1.0 but less than 3.5 to 1.0                         .625%                     2.375%

Greater than or equal to 2.5 to
 1.0  but less than 3.0 to 1.0                        .375%                     2.125%

Less than 2.5 to 1.0                                   .25%                      1.75%

The Applicable Margin shall be determined effective as of the date (herein, the "Rate Determination Date") which is 45 days after the last day of the Fiscal Quarter as of the end of which the Total Leverage Ratio is being determined, based on the quarterly financial statements for such Fiscal Quarter, and the Applicable Margin so determined shall remain effective from such Rate Determination Date until the date which is 45 days after the last day of the Fiscal Quarter in which such Rate Determination Date falls (which latter date shall be a new Rate Determination Date); provided that (i) for the period from and including the Closing Date to but excluding the Rate Determination Date next following the Fiscal Quarter ending June 30, 2001, the Applicable Margin shall be: (A) 1.00% for Base Rate Loans, and (B) 2.75% for Euro-Dollar Loans, (ii) in the case of any Applicable Margin determined for the fourth and final Fiscal Quarter of a Fiscal Year, the Rate Determination Date shall be the date which is 90 days after the last day of such final Fiscal Quarter and such Applicable Margin shall be determined based upon the annual audited financial statements for the Fiscal Year ended on the last day of such final Fiscal Quarter, and
(iii) if on any Rate Determination Date the Borrower shall have failed to deliver to the Banks the financial statements required to be delivered pursuant to Section 6.01(a) or 6.01(b) with respect to the Fiscal Year or Fiscal Quarter most recently ended prior to such Rate Determination Date, then for the period beginning on such Rate Determination Date and ending on the earlier of (A) the date on which the Borrower shall deliver to the Banks the financial statements to be delivered pursuant to Section 6.01(b) with respect to such Fiscal Quarter or any subsequent Fiscal Quarter, or (B) the date on which the Borrower shall deliver to the Banks annual financial statements required to be delivered pursuant to Section 6.01(a) with respect to the Fiscal Year which includes such Fiscal Quarter or any subsequent Fiscal Year, the Applicable Margin shall be determined as if the Total Leverage Ratio was greater than 4.0 to 1.0 at all times during such period. Any change in the Applicable Margin on any Rate Determination Date shall result in a corresponding change, effective on and as of such Rate Determination Date, in the interest rate applicable to each Revolving Credit Loan outstanding on such Rate Determination Date; provided that
(i) for Euro-Dollar Loans, changes in the Applicable Margin shall only be effective for Interest Periods commencing on or after such Rate Determination Date, and (ii) no Applicable Margin shall be decreased pursuant to this Section 2.05(a) if a Default is in existence on such Rate Determination Date, unless and until such Default shall have been cured or waived in writing.

     (b) Each Revolving Credit Loan that is a Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Base Rate Loan is made until it becomes due, at a rate per annum equal to the

Base Rate for such day plus the Applicable Margin. Such interest shall be payable for each Interest Period on the last day thereof. Any overdue principal of and, to the extent permitted by applicable law, overdue interest on any Base Rate Loan (excluding a Swing Line Loan) shall bear interest, payable on demand, for each day until paid in full at a rate per annum equal to the Default Rate.

     (c) Each Revolving Credit Loan that is a Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the Applicable Margin plus the applicable Adjusted London Interbank Offered Rate for such Interest Period; provided that if any Euro-Dollar Loan shall, as a result of clause (1)(c) of the definition of Interest Period, have an Interest Period of less than one month, such Euro-Dollar Loan shall bear interest during such Interest Period at the rate applicable to Base Rate Loans during such period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than 3 months, at intervals of 3 months after the first day thereof. Any overdue principal of and, to the extent permitted by applicable law, overdue interest on any Euro-Dollar Loan shall bear interest, payable on demand, for each day until paid in full at a rate per annum equal to the Default Rate.

     The "Adjusted London Interbank Offered Rate" applicable to any Interest Period means a rate per annum equal to the quotient obtained (rounded upward, if necessary, to the next higher 1/100th of 1%) by dividing (i) the applicable London Interbank Offered Rate for such Interest Period by (ii) 1.00 minus the Euro-Dollar Reserve Percentage.

     The "London Interbank Offered Rate" applicable to any Euro-Dollar Loan means for the Interest Period of such Euro-Dollar Loan the rate per annum determined on the basis of the rate for deposits in Dollars of amounts equal or comparable to the principal amount of such Euro-Dollar Loan offered for a term comparable to such Interest Period, which rate appears on the display designated as Page "3750" of the Telerate Service (or such other page as may replace Page 3750 of that service or such other service or services as may be nominated by the British Banker's Association for the purpose of displaying London Interbank Offered Rates for U.S. dollar deposits) determined as of 1:00 p.m. New York City time, 2 Euro-Dollar Business Days prior to the first day of such Interest Period.

     "Euro-Dollar Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents). The Adjusted London Interbank Offered Rate shall be adjusted automatically on and as of the effective date of any change in the Euro-Dollar Reserve Percentage.

     (d) The Agent shall determine each interest rate applicable to the Swing Line Loans and Revolving Credit Loans hereunder. The Agent shall give prompt notice to the Borrower and the Banks by telecopy of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

     (e) After the occurrence and during the continuance of a Default, the principal amount of the Revolving Credit Loans (excluding any Swing Line Loans)

(and, to the extent permitted by applicable law, all accrued interest thereon) may, at the election of the Required Banks, bear interest at the Default Rate; provided, however, that automatically whether or not the Required Banks elect to do so, any overdue principal of and, to the extent permitted by law, overdue interest on any Revolving Credit Loan (excluding any Swing Line Loan) shall bear interest payable on demand, for each day until paid at a rate per annum equal to the Default Rate. After the occurrence and during the continuance of a Default, the principal amount of the Swing Line Loans (and, to the extent permitted by applicable law, all accrued interest thereon) may, at the election of the Swing Line Lender, bear interest at the Default Rate.

     (f) Each Swing Line Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the Base Rate. Such interest shall be payable for such Interest Period on the last day thereof. Any overdue principal of and, to the extent permitted by applicable law, overdue interest on the Swing Line Loans may, at the election of the Swing Line Lender, bear interest, payable on demand, for each day until paid at a rate per annum equal to the Default Rate.

SECTION 2.06.    Fees.

     (a) The Borrower shall pay to the Agent for the ratable account of each Bank a commitment fee equal to the product of: (i) the aggregate of the daily average amounts of such Banks' Unused Revolving Credit Commitments during the applicable period, times (ii) a per annum percentage equal to the Applicable Commitment Fee Rate. Such commitment fee shall accrue from and including the Closing Date to and including the Revolving Credit Maturity Date. Commitment fees shall be payable quarterly in arrears on the first Commitment Fee Payment Date following each Commitment Fee Determination Date and on the Revolving Credit Maturity Date; provided that should the Revolving Credit Commitments be terminated at any time prior to the Revolving Credit Maturity Date for any reason, the entire accrued and unpaid commitment fee through the date of termination shall be paid on the date of such termination. The "Applicable Commitment Fee Rate" shall be determined quarterly based upon the Total Leverage Ratio (calculated as of the last day of each Fiscal Quarter), as follows:

        If the Total Leverage Ratio is:           Applicable Commitment Fee Rate
        -------------------------------           ------------------------------
Greater than or equal to 4.0 to 1.0                          .625%
Greater than or equal to 3.5 to 1.0 but less than 4.0
 to 1.0                                                      .625%
Greater than or equal to 3.0 to 1.0 but less than 3.5
 to 1.0                                                      .525%
Greater than or equal to 2.5 to 1.0 but less than 3.0
 to 1.0                                                      .425%
Less than 2.5 to 1.0                                         .375%

The Applicable Commitment Fee Rate shall be determined effective as of the date (herein, the "Commitment Fee Determination Date") which is 45 days after the last day of the Fiscal Quarter as of the end of which the Total Leverage Ratio is being determined, based on the quarterly financial statements for such Fiscal Quarter, and the Applicable Commitment Fee Rate so determined shall remain effective from such Commitment Fee Determination Date until the date which is 45 days after the last day of the Fiscal Quarter in which such Commitment Fee Determination Date falls (which latter date shall be a new Commitment Fee Determination Date); provided that (i) for the period from and including the Closing Date to but excluding the Commitment Fee Determination Date next following the Fiscal Quarter ending June 30, 2001, the Applicable Commitment Fee Rate shall be: 0.625%; (ii) in the case of any Applicable Commitment Fee Rate determined for the fourth and final Fiscal Quarter of a Fiscal Year, the Commitment Fee Determination Date shall be the date which is 90 days after the last day of such final Fiscal Quarter and such Applicable Commitment Fee Rate shall be determined based upon the annual audited financial statements for the Fiscal Year ended on the last day of such final Fiscal Quarter, and (iii) if on any Commitment Fee Determination Date the Borrower shall have failed to deliver to the Banks the financial statements required to be delivered pursuant to
Section 6.01(a) or 6.01(b) with respect to the Fiscal Year or Fiscal Quarter most recently ended prior to such Commitment Fee Determination Date, then for the period beginning on such Commitment Fee Determination Date and ending on the earlier of (A) the date on which the Borrower shall deliver to the Banks the financial statements to be delivered pursuant to Section 6.01(b) with respect to such Fiscal Quarter or any subsequent Fiscal Quarter, and (B) the date on which the Borrower shall deliver to the Banks annual financial statements required to be delivered pursuant to Section 6.01(a) with respect to the Fiscal Year which includes such Fiscal Quarter or any subsequent Fiscal Year, the Applicable Commitment Fee Rate shall be determined as if the Total Leverage Ratio was greater than 4.0 to 1.0 at all times during such period; provided that the Applicable Commitment Fee Rate shall not be decreased pursuant to this Section 2.06(a) if a Default is in existence on the related Commitment Fee Determination Date, unless and until such Default shall have been cured or waived in writing.

     (b) The Borrower shall pay to the Agent, for the account and sole benefit of the Agent, such fees and other amounts at such times as set forth in the Agent's Letter Agreement.

     SECTION 2.07. Optional Termination or Reduction of Revolving Credit Commitments. The Borrower may, upon at least 3 Domestic Business Days' notice to the Agent, terminate at any time, or proportionately reduce from time to time by an aggregate amount of at least $5,000,000 or any larger multiple of $1,000,000, the Revolving Credit Commitments; provided, however, no such termination or reduction shall be in an amount greater than the Total Unused Revolving Credit Commitments on the date of such termination or reduction after giving effect to any repayment or prepayment made on such date. If the Revolving Credit Commitments are terminated in their entirety, all accrued fees (as provided under Section 2.06(a)) shall be payable on the effective date of such termination.

     SECTION 2.08. Mandatory Reduction and Termination of Commitments.

     (a) Revolving Credit Commitments. The Revolving Credit Commitments shall terminate on the Revolving Credit Maturity Date and any Revolving Credit Loan then outstanding (together with accrued interest thereon) shall be due and payable in full on such date.

     (b) Additional Reductions to Revolving Credit Commitments.

     (1) On each occasion that the Borrower or any of its Subsidiaries shall issue any Stock, the Borrower shall immediately give the notice required by
Section 2.08(c) on the date of such issuance and on the date which is three

Euro-Dollar Business Days after the date of the Borrower's or Subsidiary's, as the case may be, receipt of the Net Proceeds of Stock, the Revolving Credit Commitments shall be automatically reduced, in accordance with Section 2.08(b)(4), in an amount equal to 100% of the Net Proceeds of Stock.

     (2) In the event and on each occasion of a sale, lease, transfer or other disposition by the Borrower or any Subsidiary of any real or personal property (including, without limitation, the sale or other transfer of Securitization Assets and the sale, lease, transfer or other disposition of assets pursuant to a Sale/Leaseback Transaction) resulting in Net Disposition Proceeds that, when aggregated with all other Net Disposition Proceeds received by the Borrower or any Subsidiary since the Closing Date, are in excess of $2,500,000 (the "Disposition Threshold"), then simultaneously with each such sale, lease, transfer or other disposition, the Borrower shall immediately give the notice required by Section 2.08(c), and on the date which is three Euro-Dollar Business Days after the date of receipt of such Net Disposition Proceeds, the Revolving Credit Commitments shall be automatically reduced in accordance with Section 2.08(b)(4) in an amount equal to 100% of the Net Disposition Proceeds to the extent such Net Disposition Proceeds are in excess of the Disposition Threshold and the Revolving Credit Availability shall be reduced in an amount equal to the product of (i) the amount of such reduction in the Revolving Credit Commitments multiplied by (ii) .742. Notwithstanding anything contained herein to the contrary, the Revolving Credit Commitments and Revolving Credit Availability shall not be reduced pursuant to this Section 2.08(b)(2) by the proceeds from the sale, lease, transfer or other disposition by the Borrower or any Subsidiary of (A) any real or personal property resulting in Net Disposition Proceeds in an amount less than $1,000,000, (B) the Tapsco manufacturing/composition facility in Akron, Pennsylvania or (C) the warehouse facility on Manheim Pike in Lancaster, Pennsylvania, so long as an amount equal to the Net Disposition Proceeds of any disposition described in clauses (A), (B) or (C) are invested in manufacturing and production fixed assets within 90 days of receipt. The Borrower covenants and agrees that: (1) 100% of the gross proceeds payable to the Borrower or any Subsidiary in connection with any sale or other transfer of Securitization Assets shall be in cash or a Cash Equivalent or an increase in the principal balance of a Purchase Money Note; and (2) no less than 80% of the gross proceeds payable to the Borrower or any Subsidiary in connection with any sale, lease, transfer or other disposition of any real or personal property which is not permitted under Section 6.13 (but has been approved by the Required Banks) shall be in cash or a Cash Equivalent and received at the time of such disposition.

     (3) In the event there shall occur any casualty or condemnation with respect to any real or personal property of the Borrower or its Subsidiaries and if pursuant to Section 6.28 the proceeds arising from such casualty or condemnation are required to be used to reduce the Revolving Credit Commitments, then the Borrower shall immediately give the notice required by Section 2.08(c), and not more than three Euro-Dollar Business Days after such notice, the Revolving Credit Commitments shall be automatically reduced, in accordance with
Section 2.08(b)(4) in an amount equal to 100% of such proceeds with a simultaneous pro rata reduction to the Revolving Credit Availability as provided in Section 2.08(b)(2).

     (4) Any reduction to the Revolving Credit Commitments pursuant to Section 2.08(b) shall be applied to reduce the Revolving Credit Commitments of the several Banks ratably. No mandatory reduction of the Revolving Credit Commitments pursuant to any paragraph of this Section 2.08(b) shall reduce the amount of any subsequent mandatory reduction of the Revolving Credit Commitments pursuant to such paragraph or any other paragraph of this Section 2.08(b).

     (c) The Borrower shall give the Agent written notice of any mandatory reduction of the Revolving Credit Commitments to be made pursuant to paragraph
(1), (2) or (3) of Section 2.08(b), specifying the date of such reduction, the amount of such reduction and that such reduction is being made pursuant to
Section 2.08(b) (and specifying the paragraph of Section 2.08(b) pursuant to which such reduction is being made). Any such notice is irrevocable, once given. Any and all reductions to the Revolving Credit Commitments under this Agreement shall be permanent and irrevocable.

          SECTION 2.09. Optional Prepayments of Revolving Credit Loans.

     (a) The Borrower may, upon at least 1 Domestic Business Day's notice to the Agent, prepay any Revolving Credit Loan that is a Base Rate Borrowing (excluding a Swing Line Loan) in whole at any time, or from time to time in part in amounts aggregating at least $2,000,000 or any larger multiple of $1,000,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Revolving Credit Loans of the several Banks included in such Base Rate Borrowing; provided that except as provided in and subject to the terms of
Section 2.08(b) and (c), such prepayment shall be applied as directed by the Borrower.

     (b) Except as provided in Section 9.02, the Borrower may not prepay all or any portion of the principal amount of any Euro-Dollar Loan prior to the last day of an Interest Period applicable thereto, unless such prepayment is accompanied by the amount due with respect thereto under Section 9.05(a).

     (c) The Borrower may prepay any Swing Line Loan in whole at any time, or from time to time in part in amounts aggregating at least $100,000 or any larger multiple thereof by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment.

     (d) Upon receipt of a notice of prepayment pursuant to this Section, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share of such prepayment and such notice shall not thereafter be revocable by the Borrower.

     SECTION 2.10. Mandatory Prepayments. On each date on which the Revolving Credit Commitments are reduced or terminated pursuant to Section 2.07 or Section 2.08, the Borrower shall repay or prepay such principal amount of the outstanding Revolving Credit Loans, if any (together with interest accrued thereon and any amounts due under Section 9.05(a)), as may be necessary so that after such payment the aggregate unpaid principal amount of the Revolving Credit Loans does not exceed the aggregate amount of the Revolving Credit Commitments as then reduced. Each such payment or prepayment shall be applied to repay or prepay ratably the Revolving Credit Loans of the several Banks.

     SECTION 2.11. General Provisions as to Payments.

     (a) The Borrower shall make each payment of principal of, and interest on, the Swing Line Loans and Revolving Credit Loans and of Reimbursement Obligations and commitment fees hereunder, not later than 12:00 noon (Atlanta, Georgia time) on the date when due, in Federal or other funds immediately available in Atlanta, Georgia, to the Agent at its address referred to in Section 10.01, and any such payment to the Agent in accordance with this Section 2.11 shall satisfy in full the Borrower's obligation to make such payment hereunder and under the

Notes. The Agent will promptly distribute to each Bank its ratable share of each such payment received by the Agent for the account of the Banks.

     (b) Whenever any payment of principal of, or interest on, the Base Rate Loans or of Reimbursement Obligations or fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Euro-Dollar Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

     (c) All payments of principal, interest and fees and all other amounts to be made by the Borrower pursuant to this Agreement with respect to any Swing Line Loan, Revolving Credit Loan, Reimbursement Obligation or fee relating thereto shall be paid without deduction for, and free from, any tax, imposts, levies, duties, deductions, or withholdings of any nature now or at anytime hereafter imposed by any governmental authority or by any taxing authority thereof or therein excluding in the case of each Bank, (i) taxes imposed on or measured by its net income, (ii) franchise taxes imposed on it, by the jurisdiction under the laws of which such Bank is organized or any political subdivision thereof, and (iii) taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction of such Bank's applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, imposts, levies, duties, deductions or withholdings of any nature being "Taxes"). In the event that the Borrower is required by applicable law to make any such withholding or deduction of Taxes with respect to any Swing Line Loan, Revolving Credit Loan, Reimbursement Obligation or fee or other amount, promptly after receiving notice thereof, the Borrower shall pay such deduction or withholding to the applicable taxing authority, shall promptly furnish to any Bank in respect of which such deduction or withholding is made all receipts and other documents evidencing such payment and shall pay to such Bank additional amounts as may be necessary in order that the amount received by such Bank after the required withholding or other payment shall equal the amount such Bank would have received had no such withholding or other payment been made. If no withholding or deduction of Taxes are payable in respect of any Swing Line Loan, Revolving Credit Loan, Reimbursement Obligation or fee relating thereto, upon the request of any Bank having a reasonable belief or concern that such Bank may be subject to Taxes, the Borrower shall furnish, at such Bank's request, a certificate from each applicable taxing authority or an opinion of counsel acceptable to such Bank, in either case stating that such payments are exempt from or not subject to withholding or deduction of Taxes. If the Borrower fails to provide such original or certified copy of a receipt evidencing payment of Taxes or certificate(s) or opinion of counsel of exemption, the Borrower hereby agrees to compensate such Bank for, and indemnify it with respect to, the tax consequences of the Borrower's failure to provide evidence of tax payments or tax exemption.

     In the event any Bank receives a refund of any Taxes paid by the Borrower pursuant to this Section 2.11, it will pay to the Borrower the amount of such refund promptly upon receipt thereof; provided, however, if at any time thereafter it is required to return such refund, the Borrower shall promptly repay to it the amount of such refund.

          Each Bank organized under the laws of a jurisdiction other than the United States or any state thereof shall deliver to the Borrower, with a copy to the Agent, on the Closing Date or concurrently with the delivery of the relevant Assignment and Acceptance, as applicable, (i) two United States Internal Revenue Service Forms 4224 or Forms 1001, as applicable (or successor forms) properly completed and certifying in each case that such Bank is entitled to a complete exemption from withholding or deduction for or on account of any United States federal income taxes, and (ii) an Internal Revenue Service Form W-8 or W-9 or successor applicable form, as the case may be, to establish an exemption from United States backup withholding taxes. Each such Bank further agrees to deliver to the Borrower, with a copy to the Agent, a Form 1001 or 4224 and Form W-8 or W-9, or successor applicable forms or manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower, certifying in the case of a Form 1001 or 4224 that such Bank is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes (unless in any such case an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders such forms inapplicable or the exemption to which such forms relate unavailable and such Bank notifies the Borrower and the Agent that it is not entitled to receive payments without deduction or withholding of United States federal income taxes) and, in the case of a Form W-8 or W-9, establishing an exemption from United States backup withhold tax.

     Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this
Section 2.11 shall be applicable with respect to any Participant, Assignee or other Transferee, and any calculations required by such provisions (i) shall be made based upon the circumstances of such Participant, Assignee or other Transferee, and (ii) constitute a continuing agreement and shall survive the termination of this Agreement and the payment in full or cancellation of the Notes.

     SECTION 2.12. Computation of Interest and Fees. Interest on Base Rate Loans shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day). Interest on Euro-Dollar Loans shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed, calculated as to each Interest Period from and including the first day thereof to but excluding the last day thereof. Commitment fees and any other fees payable hereunder shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

     SECTION 2.13. Swing Line Loans.

     (a) The Borrower may prior to the Revolving Credit Maturity Date, as set forth in this Section, request the Swing Line Lender to make, and the Swing Line Lender prior to the Revolving Credit Maturity Date will make, Swing Line Loans to the Borrower, in an aggregate principal amount at any one time outstanding, not exceeding $10,000,000, provided that:

          (i) there may be no more than two (2) different Interest Periods for Swing Line Loans outstanding at the same time;

          (ii) the aggregate principal amount of all Swing Line Loans, together with the aggregate outstanding principal amount of all outstanding

     Revolving Credit Loans and Letter of Credit Obligations, at any one time outstanding shall not at any one time exceed the aggregate amount of the Revolving Credit Commitments of all of the Banks at such time or the Revolving Credit Availability in effect at such time; and

          (iii) the aggregate principal amount of all Swing Line Loans, together with all outstanding Revolving Credit Loans made by the Swing Line Lender plus its pro rata share of the Letter of Credit Obligations, at any one time outstanding shall not exceed the Revolving Credit Commitment of the Swing Line Lender.

     (b) When the Borrower wishes to request a Swing Line Loan, it shall give the Agent notice substantially in the form of Exhibit O hereto (a "Swing Line Loan Request") so as to be received no later than 12:00 noon (Atlanta, Georgia time) on or before the date of the proposed Swing Line Borrowing proposed therein (or such other time and date as the Borrower and the Swing Line Lender may agree), specifying:

          (i) the proposed date of such Swing Line Borrowing, which shall be a Domestic Business Day (the "Borrowing Date");

          (ii) the aggregate amount of such Swing Line Borrowing, which shall be at least $1,000,000 (or in larger multiples of $100,000) but shall not cause the limits specified in Section 2.13(a) to be violated; and

          (iii) the duration of the Interest Period applicable thereto, which shall be 1 to 14 days.

     The Borrower may request Swing Line Loans for up to two (2) different Interest Periods in a single Swing Line Loan Request; provided that the request for each separate Interest Period shall be deemed to be a separate Swing Line Loan Request for a separate Swing Line Borrowing.

     (c) The Swing Line Lender shall make the amount of such Swing Line Loan available to the Borrower on such date by depositing the same, in immediately available funds, in an account of such Borrower maintained with the Swing Line Lender.

     (d) Subject to the limitations contained in this Agreement, the Borrower may borrow under this Section 2.13, prepay and reborrow under this Section 2.13 at any time before the Revolving Credit Maturity Date. Each Swing Line Loan included in any Swing Line Borrowing shall mature, and the principal amount thereof shall be due and payable, on the first to occur of: (i) the last day of the Interest Period applicable to such Swing Line Borrowing; or (ii) the Revolving Credit Maturity Date.

     (e) At any time, upon the request of the Swing Line Lender, each Bank other than the Swing Line Lender shall, on the third Domestic Business Day after such request is made, purchase a participating interest in Swing Line Loans in an amount equal to its ratable share (based upon its respective Revolving Credit Commitment) of such Swing Line Loans. On such third Domestic Business Day, each

Bank will immediately transfer to the Swing Line Lender, in immediately available funds, the amount of its participation. Whenever, at any time after the Swing Line Lender has received from any such Bank its participating interest in a Swing Line Loan, the Agent receives any payment on account thereof, the Agent will distribute to such Bank its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Bank's participating interest was outstanding and funded); provided, however, that in the event that such payment received by the Agent is required to be returned, such Bank will return to the Agent any portion thereof previously distributed by the Agent to it. Each Bank's obligation to purchase such participating interests shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation: (i) any set-off, counterclaim, recoupment, defense or other right which such Bank or any other Person may have against the Swing Line Lender requesting such purchase or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default or an Event of Default or the termination of the Revolving Credit Commitments, provided that no Bank shall be required to purchase a participating interest in any Swing Line Loan first advanced after the Swing Line Lender has actual knowledge of an Event of Default; (iii) any adverse change in the condition (financial or otherwise) of the Borrower or any other Person; (iv) any breach of this Agreement by the Borrower or any other Bank, provided that no Bank shall be required to purchase a participating interest in any Swing Line Loan, if the aggregate outstanding principal amount of all Swing Line Loans exceeds $10,000,000; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

     (f) Notwithstanding anything contained in this Agreement to the contrary, the Swing Line Loan facility contained in this Section 2.13 shall terminate immediately upon: (i) Wachovia's removal or resignation as Agent; or (ii) termination of the Revolving Credit Commitments (whether at maturity or otherwise).

                                  ARTICLE III

                           LETTER OF CREDIT FACILITY

     SECTION 3.01. Obligation to Issue. Subject to the terms and conditions of this Agreement, and in reliance upon the representations and warranties of the Borrower herein set forth, the Letter of Credit Issuer shall issue for the account of Borrower or any Loan Party, one or more Letters of Credit denominated in Dollars, in accordance with this Article III, from time to time during the period commencing on the Closing Date and ending on the Domestic Business Day prior to the Revolving Credit Maturity Date.

     SECTION 3.02. Types and Amounts. The Letter of Credit Issuer shall have no obligation to issue any Letter of Credit at any time:

     (a) if the aggregate maximum amount then available for drawing under Letters of Credit, after giving effect to the issuance of the requested Letter of Credit, shall exceed any limit imposed by law or regulation upon the Letter of Credit Issuer;

     (b) if, after giving effect to the issuance of the requested Letter of Credit, (i) the aggregate Letter of Credit Obligations would exceed $3,000,000, or (ii) the conditions set forth in Section 2.01 would not be satisfied; or

     (c) which has an expiration date (i) more than one (1) year after the date of issuance or (ii) after the Revolving Credit Maturity Date.

     SECTION 3.03. Conditions. In addition to being subject to the satisfaction of the conditions contained in Article IV, the obligation of the Letter of Credit Issuer to issue any Letter of Credit is subject to the satisfaction in full of the following conditions:

     (a) the Borrower shall have delivered to the Letter of Credit Issuer, at such times and in such manner as the Letter of Credit Issuer may prescribe, a Letter of Credit Application Agreement and such other documents and materials as may be required pursuant to the terms thereof all satisfactory in form and substance to the Letter of Credit Issuer, and the terms of the proposed Letter of Credit shall be satisfactory in form and substance to the Letter of Credit Issuer; and

     (b) as of the date of issuance no order, judgment or decree of any court, arbitrator or Authority shall purport by its terms to enjoin or restrain the Letter of Credit Issuer from issuing the Letter of Credit and no law, rule or regulation applicable to the Letter of Credit Issuer and no request or directive (whether or not having the force of law) from any Authority with jurisdiction over the Letter of Credit Issuer shall prohibit or request that the Letter of Credit Issuer refrain from the issuance of letters of credit generally or the issuance of that Letter of Credit.

     SECTION 3.04. Issuance of Letters of Credit.

     (a) Request for Issuance. At least two Domestic Business Days before the effective date for any Letter of Credit, the Borrower shall give the Letter of Credit Issuer a written notice containing the original signature of an authorized officer or employee of the Borrower. Such notice shall be irrevocable and shall specify the original face amount of the Letter of Credit requested (which original face amount shall not be less than $50,000), the effective date (which day shall be a Domestic Business Day) of issuance of such requested Letter of Credit, the date on which such requested Letter of Credit is to expire, the amount of then outstanding Letter of Credit Obligations, the purpose for which such Letter of Credit is to be issued, whether such Letter of Credit may be drawn in single or partial draws and the person for whose benefit the requested Letter of Credit is to be issued.

     (b) Issuance; Notice of Issuance. If the conditions set forth in Sections
3.02 and 3.03 are satisfied, the Letter of Credit Issuer shall issue the requested Letter of Credit. The Letter of Credit Issuer shall give each Bank written or telex notice in substantially the form of Exhibit P, or telephonic notice confirmed promptly thereafter in writing, of the issuance of a Letter of Credit and shall deliver to each Bank in connection with such notice a copy of the Letter of Credit issued by the Letter of Credit Issuer.

     (c) No Extension or Amendment. The Letter of Credit Issuer shall not extend or amend any Letter of Credit if the issuance of a new Letter of Credit having the same terms as such Letter of Credit as so amended or extended would be prohibited by Section 3.02 or Section 3.03.

     SECTION 3.05. Reimbursement Obligations; Duties of the Issuing Bank.

     (a) Reimbursement. Notwithstanding any provisions to the contrary in any Letter of Credit Application Agreement:

          (i) the Borrower shall reimburse the Letter of Credit Issuer for drawings under a Letter of Credit issued by it no later than the earlier of
     (A) the time specified in such Letter of Credit Application Agreement, or (B) 1 Domestic Business Day after the payment by the Letter of
     Credit Issuer;

          (ii) any Reimbursement Obligation with respect to any Letter of Credit shall bear interest from the date of the relevant drawing under the pertinent Letter of Credit until the date of payment in full thereof at a rate per annum equal to (A) prior to the date that is 3 Domestic Business Days after the date of the related payment by the Letter of Credit Issuer, the Base Rate plus the Applicable Margin and (B) thereafter, the Default Rate; and

          (iii) in order to implement the foregoing, upon the occurrence of a draw under any Letter of Credit, unless the Letter of Credit Issuer is reimbursed in accordance with Subsection (i) above, the Borrower irrevocably authorizes the Letter of Credit Issuer and the Agent to treat such nonpayment as a Notice of Borrowing in the amount of such Reimbursement Obligation and the Banks to make Base Rate Loans to Borrower in such amount regardless of whether the conditions precedent to the making of Base Rate Loans hereunder have been met. The Borrower further authorizes the Agent to credit the proceeds of such Base Rate Loan so as to immediately eliminate the liability of the Borrower for Reimbursement Obligations under such Letter of Credit.

     (b) Duties of the Letter of Credit Issuer. Any action taken or omitted to be taken by the Letter of Credit Issuer in connection with any Letter of Credit, if taken or omitted in the absence of willful misconduct or gross negligence, shall not put the Letter of Credit Issuer under any resulting liability to any Bank, or assuming that the Letter of Credit Issuer has complied with the procedures specified in Section 3.04 and such Bank has not given a notice contemplated by Section 3.06(a) that continues in full force and effect, relieve that Bank of its obligations hereunder to the Letter of Credit Issuer. In determining whether to pay under any Letter of Credit, the Letter of Credit Issuer shall have no obligation relative to the Banks, the Borrower, or any Loan Party, if applicable, other than to confirm that any documents required to have been delivered under such Letter of Credit appear to comply on their face with the requirements of such Letter of Credit.

          SECTION 3.06. Participations.

     (a) Purchase of Participations. Immediately upon issuance by the Letter of Credit Issuer of any Letter of Credit in accordance with the procedures set forth in Section 3.04, each Bank shall be deemed to have irrevocably and unconditionally purchased and received from the Letter of Credit Issuer, without recourse or warranty, an undivided interest and participation, to the extent of such Bank's ratable share of the aggregate Revolving Credit Commitments, in such Letter of Credit; provided, that a Letter of Credit shall not be entitled to the benefits of this Section 3.06 if the Letter of Credit Issuer shall have received written notice from any Bank on or before the Domestic Business Day immediately prior to the date of the Letter of Credit Issuer's issuance of such Letter of Credit that one or more of the conditions contained in Section 3.02 or 3.03 or
Article IV is not then satisfied, and, in the event the Letter of Credit Issuer receives such a notice, it shall have no further obligation to issue any Letter of Credit until such notice is withdrawn by that Bank or until the Required Banks have effectively waived such condition in accordance with the provisions of this Agreement.

     (b) Sharing of Letter of Credit Payments. In the event that the Letter of Credit Issuer makes any payment under any Letter of Credit for which the Borrower shall not have repaid such amount to the Letter of Credit Issuer pursuant to Section 3.07 or which cannot be paid by a Loan pursuant to Subsection (iii) of Section 3.05, the Letter of Credit Issuer shall promptly notify each Bank of such failure, and each Bank shall promptly and unconditionally pay to the Letter of Credit Issuer such Bank's ratable share of the amount of such payment in Dollars and in same day funds. If the Letter of Credit Issuer so notifies such Bank prior to 10:00 A.M. (Atlanta, Georgia time) on any Domestic Business Day, and otherwise on the next succeeding Domestic Business Day, such Bank shall make available to the Letter of Credit Issuer its ratable share of the amount of such payment on such Domestic Business Day in same day funds. If and to the extent such Bank shall not have so made its ratable share of the amount of such payment available to the Letter of Credit Issuer, such Bank agrees to pay to the Letter of Credit Issuer forthwith on demand such amount together with interest thereon, for each day from the date such payment was first due until the date such amount is paid to the Letter of Credit Issuer at the Federal Funds Rate for the first 3 days and thereafter at the Base Rate. The failure of any Bank to make available to the Letter of Credit Issuer its ratable share of any such payment shall neither relieve nor increase the obligation of any other Bank hereunder to make available to the Letter of Credit Issuer its ratable share of any payment on the date such payment is to be made.

     (c) Sharing of Reimbursement Obligation Payments. Whenever the Letter of Credit Issuer receives a payment on account of a Reimbursement Obligation, including any interest thereon, as to which the Letter of Credit Issuer has received any payments from the Banks pursuant to this Section 3.06, it shall promptly pay to each Bank which has funded its participating interest therein, in Dollars and in the kind of funds so received, an amount equal to such Bank's ratable share thereof. Each such payment shall be made by the Letter of Credit Issuer on the Domestic Business Day on which the funds are paid to the Letter of Credit Issuer, if received prior to 10:00 am. (Atlanta, Georgia time) on such Domestic Business Day, and otherwise on the next succeeding Domestic Business Day.

     (d) Documentation. Upon the request of any Bank, the Letter of Credit Issuer shall furnish to such Bank copies of any Letter of Credit, Letter of Credit Application Agreement and other documentation relating to Letters of Credit issued pursuant to this Agreement.

     (e) Obligations Irrevocable. The obligations of the Banks to make payments to the Letter of Credit Issuer with respect to a Letter of Credit shall be irrevocable, not subject to any qualification or exception whatsoever and shall be made in accordance with, but not subject to, the terms and conditions of this Agreement under all circumstances (assuming that the Letter of Credit Issuer has issued such Letter of Credit in accordance with Section 3.04 and such Bank has not given a notice contemplated by Section 3.06(a) that continues in full force and effect), including, without limitation, any of the following circumstances:

          (i) any lack of validity or enforceability of this Agreement or any of the other Loan Documents;

          (ii) the existence of any claim, set-off, defense or other right which the Borrower or any Loan Party may have at any time against a beneficiary named in a Letter of Credit or any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Letter of

     Credit Issuer, the Agent, any Bank or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions;

          (iii) any draft, certificate or any other document presented under the Letter of Credit proves to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

          (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents;

          (v) payment by the Letter of Credit Issuer under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

          (vi) payment by the Letter of Credit Issuer under any Letter of Credit against presentation of any draft or certificate that does not comply with the terms of such Letter of Credit, except payment resulting from the gross negligence or willful misconduct of the Letter of Credit Issuer; or

          (vii) any other circumstances or happenings whatsoever, whether or not similar to any of the foregoing, except circumstances or happenings resulting from the gross negligence or willful misconduct of the Letter of Credit Issuer.

     SECTION 3.07. Payment of Reimbursement Obligations.

     (a) Payments to Issuing Bank. The Borrower agrees to pay to the Letter of Credit Issuer the amount of all Reimbursement Obligations, interest and other amounts payable to the Letter of Credit Issuer under or in connection with any Letter of Credit issued for the Borrower's or any Loan Party's account immediately when due, irrespective of:

          (i) any lack of validity or enforceability of this Agreement or any of the other Loan Documents;

          (ii) the existence of any claim, set-off, defense or other right which the Borrower or any Loan Party may have at any time against a beneficiary named in a Letter of Credit or any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Letter of Credit Issuer, the Agent, any Bank or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions;

          (iii) any draft, certificate or any other document presented under the Letter of Credit proves to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

          (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents;

          (v) payment by the Letter of Credit Issuer under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

          (vi) payment by the Letter of Credit Issuer under any Letter of Credit against presentation of any draft or certificate that does not comply with the terms of such Letter of Credit, except payment resulting from the gross negligence or willful misconduct of the Letter of Credit Issuer; or

          (vii) any other circumstances or happenings whatsoever, whether or not similar to any of the foregoing, except circumstances or happenings resulting from the gross negligence or willful misconduct of the Letter of Credit Issuer.

     (b) Recovery or Avoidance of Payments. In the event any payment by or on behalf of the Borrower received by the Letter of Credit Issuer with respect to a Letter of Credit and distributed by the Letter of Credit Issuer to the Banks on account of their participations is thereafter set aside, avoided or recovered from the Letter of Credit Issuer in connection with any receivership, liquidation or bankruptcy proceeding, each Bank that received such distribution shall, upon demand by the Letter of Credit Issuer, contribute such Bank's ratable share of the amount set aside, avoided or recovered together with interest at the rate required to be paid by the Letter of Credit Issuer upon the amount required to be repaid by it.

     SECTION 3.08. Compensation for Letters of Credit and Letter of Credit Issuer Reporting Requirements.

     (a) Letter of Credit Fees. The Borrower shall pay to the Agent with respect to each Letter of Credit issued hereunder a letter of credit fee ("Letter of Credit Fee") equal to a per annum rate based upon the Applicable Margin for

Euro-Dollar Loans, or after the occurrence and during the continuance of a Default, at the election of the Required Banks, the Default Rate, multiplied by the face amount of such Letter of Credit, payable on the Domestic Business Day on which such Letter of Credit is issued or renewed. Letter of Credit Fees payable hereunder shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day). The Agent shall promptly remit such Letter of Credit Fees, when paid, to the Banks in accordance with their ratable shares thereof.

     (b) Letter of Credit Issuer Charges. The Borrower shall pay to the Letter of Credit Issuer, solely for its own account, a fronting fee due and payable on the date of issuance and the date of each renewal of each Letter of Credit issued hereunder in an amount equal to 0.125% multiplied by the face amount of each such Letter of Credit. Fronting fees shall be fully earned and non-refundable when paid.

     SECTION 3.09. Indemnification; Exoneration.

     (a) Indemnification. In addition to amounts payable as elsewhere provided in this Article III, the Borrower shall protect, indemnify, pay and save the Letter of Credit Issuer, the Agent and each Bank harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) which the Letter of Credit Issuer, the Agent, or any Bank may incur or be subject to as a consequence of the issuance of any Letter of Credit for the Borrower's account other than as a result of its gross negligence or willful misconduct, as determined by a court of competent jurisdiction.

     (b) Assumption of Risk by Borrower. As between the Borrower, the Letter of Credit Issuer, the Agent and Banks, the Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit issued for the Borrower's or any Loan Party's account by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the Letter of Credit Issuer, the Agent and the Banks shall not be responsible for (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of the Letters of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged, (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason, (iii) failure of the beneficiary of a Letter of Credit to comply duly with conditions required in order to draw upon such Letter of Credit, (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher, for errors in interpretation of technical terms, (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof, (vii) the misapplication by the beneficiary of a Letter of Credit of the proceeds of any drawing under such Letter of Credit; and (viii) any consequences arising from causes beyond the control of the Letter of Credit Issuer, the Agent and the Banks.

     (c) Exoneration. In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by the Letter of Credit Issuer under or in connection with the Letters of Credit or any related certificates if taken or omitted in good faith and with reasonable care, shall not put the Letter of Credit Issuer, the Agent or any Bank under any resulting liability to the Borrower or any Loan Party or relieve the Borrower of any of its obligations hereunder to any such Person.

                                   ARTICLE IV

     CONDITIONS TO BORROWINGS SECTION 4.01. Conditions to Closing. On or before the Closing Date, the Borrower shall satisfy each of the following conditions:

     (a) receipt by the Agent from each of the parties hereto of a duly executed counterpart of this Agreement signed by such party;

     (b) receipt by the Agent of a duly executed Revolving Credit Note for the account of each Bank and a Swing Line Note for the account of the Swing Line Lender, in each case complying with the provisions of Section 2.03;

     (c) receipt by the Agent of (i) an opinion (together with any opinions of local counsel relied on therein) of Troutman Sanders Mays & Valentine, L.L.P., counsel for the Loan Parties, dated as of the Closing Date, substantially in the form of Exhibit B hereto and covering such additional matters relating to the transactions contemplated hereby as the Agent or any Bank may reasonably request and (ii) opinions of local counsel for the Loan Parties, satisfactory to the Agent and the Banks, substantially in the form of Exhibit C hereto and covering such additional matters relating to the transactions contemplated hereby as the Agent or any Bank may reasonably request;

     (d) receipt by the Agent of an opinion of Womble, Carlyle, Sandridge & Rice, PLLC, special counsel for the Agent, dated as of the Closing Date, substantially in the form of Exhibit D hereto and covering such additional matters relating to the transactions contemplated hereby as the Agent may reasonably request;

     (e) receipt by the Agent of a certificate (the "Closing Certificate"), dated the Closing Date, substantially in the form of Exhibit E hereto, signed by the Vice President and Treasurer or another senior financial officer of the Borrower and of each Loan Party, to the effect that (i) no Default has occurred and is continuing on the Closing Date; and (ii) the representations and warranties of the Loan Parties contained in the Loan Documents are true on and as of the Closing Date;

     (f) receipt by the Agent of all documents which the Agent may reasonably request relating to the existence of each Loan Party, the corporate authority for and the validity of each Loan Document to which it is a party and any other matters relevant hereto, all in form and substance satisfactory to the Agent, including without limitation a certificate of incumbency of such Loan Party (the "Officer's Certificate"), signed by the Secretary or an Assistant Secretary of such Loan Party, substantially in the form of Exhibit F hereto, certifying as to the names, true signatures and incumbency of the officer or officers of such Loan Party authorized to execute and deliver the Loan Documents to which it is a party, and certified copies of the following items: (i) such Loan Party's Certificate of Incorporation (or its equivalent), (ii) such Loan Party's Bylaws,
(iii) a certificate of the Secretary of State (or its equivalent) of the State of incorporation of such Loan Party as to the existence of such Loan Party as a corporation organized under the laws of such state, and (iv) the action taken by the Board of Directors of such Loan Party authorizing such Loan Party's execution, delivery and performance of the Loan Documents to which it is a party;

     (g) receipt by the Collateral Agent of the Guaranty, duly executed by each Guarantor;

     (h) receipt by the Agent of (i) the Collateral Agency Agreement, duly executed by each Loan Party which is party thereto, and (ii) the Indemnity, Subrogation and Contribution Agreement, duly executed by each Loan Party which is a party thereto;

     (i) receipt by the Collateral Agent of the Pledge Agreement, duly executed by each Loan Party which is a party thereto;

     (j) receipt by the Collateral Agent of certificates representing shares of all capital stock pledged under the Pledge Agreement to the Collateral Agent, accompanied by instruments of transfer and stock powers endorsed in blank, together with evidence satisfactory to the Collateral Agent that such capital stock has been duly and validly pledged thereunder to the Collateral Agent for the ratable benefit of the Banks and is subject to no other Lien other than the Lien created under the Pledge Agreement to secure the Obligations;

     (k) the Borrower Security Agreement and the Subsidiary Security Agreement each shall have been duly executed by the Loan Parties which are parties thereto and shall have been delivered to the Collateral Agent and shall be in full force and effect and each document (including each Uniform Commercial Code financing statement) required by law or reasonably requested by the Agent to be filed, registered or recorded in order to create in favor of the Collateral Agent for the benefit of the Banks a valid, legal and perfected first-priority security interest in and lien on the Collateral (subject only to any Lien permitted by this Agreement, the Borrower Security Agreement or the Subsidiary Security Agreement) described in the Borrower Security Agreement or the Subsidiary Security Agreement shall have been filed, registered or recorded and evidence thereof shall have been delivered to the Collateral Agent;

     (l) the Collateral Agent shall have received the results of a search of the Uniform Commercial Code filings (or equivalent filings) made with respect to the Loan Parties in the states (or other jurisdictions) in which the chief executive office of each such Loan Party is located, any offices of such Loan Parties in which records have been kept relating to accounts receivable and the other jurisdictions in which Uniform Commercial Code filings (or equivalent filings) are to be made pursuant to the preceding paragraph, together with copies of the financing statements (or similar documents) disclosed by such search, and accompanied by evidence satisfactory to the Collateral Agent that the Liens indicated in any such financing statement (or similar document) would be permitted under the Security Documents or have been released;

     (m)(i) each of the Mortgages, in form and substance satisfactory to the Collateral Agent, shall have been duly executed, delivered and filed for record in the appropriate real property recording offices in order to create in favor of the Collateral Agent for the benefit of the Banks a valid, legal and perfected first priority lien in the Collateral described therein and evidence thereof shall have been delivered to the Collateral Agent and the Mortgages shall be in full force and effect, (ii) the Collateral subject to such Mortgages shall not be subject to any Lien other than Liens expressly permitted under this Agreement or the Mortgages and (iii) the Collateral Agent shall have received the results of a search of the real property records of each jurisdiction in which such Mortgages are to be filed;

     (n) receipt by the Collateral Agent of such existing surveys and appraisals and current environmental reports prepared within the 30 day period prior to the Closing Date as the Collateral Agent may request with respect to the Collateral subject to the Mortgages and evidence as reflected on the existing surveys as to whether any such Collateral is within a "Special Flood Hazard Area" as determined by the Federal Emergency Management Agency;

     (o) receipt by the Collateral Agent of hazard insurance policy(ies) (or certificates evidencing the same), including fire, vandalism and malicious mischief coverage (with extended coverage endorsement), in an amount sufficient to avoid co-insurance liability, equal to the total replacement value of the improvements comprising the Collateral and covering all tangible personal property of the Loan Parties, and liability insurance policy(ies) (or certificates evidencing the same) in amounts acceptable to the Collateral Agent, and in each case issued by company(ies) approved by the Collateral Agent and designating the Collateral Agent as loss payee and as additional insured, respectively, and containing provisions for written notice to the Collateral Agent at least (i) ten (10) days prior to cancellation for nonpayment of premium and (ii) thirty (30) days prior to any other cancellation, termination or modification thereof or of any coverage therein;

     (p) receipt by the Agent and the Banks of evidence satisfactory to the Agent and the Banks that the Existing Credit Agreement shall have been terminated and the Debt evidenced thereby repaid in full, or shall be terminated and repaid in full simultaneously with the initial funding of the Revolving Credit Loans under this Agreement;

     (q) the Agent and the Banks shall have determined in their sole discretion that the Revolving Credit Loans, Swing Line Loans and all of the other Obligations constitute "Senior Debt" for all purposes of the Senior Subordinated Indenture and the Senior Subordinated Notes.

     (r) the Agent and the Banks shall have determined in their sole discretion that the Revolving Credit Loans, Swing Line Loans and all of the other Obligations shall constitute "Senior Debt" (or shall otherwise be senior in right and time of payment to Debt evidenced by the Mack/Seller Promissory Notes) for all purposes of the Mack/Seller Promissory Notes;

     (s) receipt by the Agent and the Banks of the calculations, financial information and other supporting data, in form satisfactory to the Agent and Banks, in their sole discretion, identifying the Subsidiaries comprising the Significant Subsidiary Group;

     (t) receipt by the Agent and the Banks of evidence that all fees due and payable to the Agent and the Banks on the Closing Date have been paid in full (including, without limitation, an amendment fee to each Bank executing this Agreement in an amount equal to 0.10% of such Bank's Revolving Credit Commitment); and

     (u) receipt by the Agent of such other documents or items as the Agent, the Banks or their counsel may reasonably request.

     SECTION 4.02. Conditions to All Borrowings. The obligation of each Bank to make a Revolving Credit Loan on the occasion of each Revolving Credit Borrowing (or the Swing Line Lender with regard to Swing Line Loans or the Letter of Credit Issuer with regard to Letters of Credit) is subject to the satisfaction of the following conditions:

     (a) except as provided in Section 2.02(f): (i) receipt by the Agent of a Notice of Borrowing as required by Section 2.02, in the case of a Revolving Credit Loan; (ii) compliance with the provisions of Section 2.13, in the case of a Swing Line Loan; or (iii) compliance with the provisions of Sections 3.02 and 3.03, in the case of a Letter of Credit;

     (b) the fact that, immediately before and after such Revolving Credit Borrowing, Swing Line Borrowing or Letter of Credit is issued, as the case may be, no Default shall have occurred and be continuing;

     (c) the fact that the representations and warranties of the Borrower contained in Article V of this Agreement shall be true on and as of the date of such Revolving Credit Borrowing, Swing Line Borrowing or Letter of Credit is issued, as the case may be;

     (d) the fact that the representations and warranties of the Guarantors contained in the Guaranty and of each Loan Party contained in the Loan Documents shall be true on and as of the date of such Revolving Credit Borrowing, Swing Line Borrowing or Letter of Credit is issued, as the case may be; and

     (e) the fact that, immediately after such Revolving Credit Borrowing, Swing Line Borrowing or Letter of Credit is issued, as the case may be, (i) the aggregate outstanding principal amount of the Revolving Credit Loans of each Bank and its pro rata share of Letter of Credit Obligations (together with, in the case of the Swing Line Lender, the aggregate outstanding amount of all Swing Line Loans) will not exceed the amount of its Revolving Credit Commitment and
(ii) the aggregate principal amount of all Revolving Credit Loans and Swing Line Lines, together with the Letter of Credit Obligations, shall not exceed the aggregate amount of the Revolving Credit Commitments of all of the Banks at such time or the Revolving Credit Availability in effect at such time.

Each Revolving Credit Borrowing, Swing Line Borrowing and request for Letter of Credit hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Revolving Credit Borrowing, Swing Line Borrowing or Letter of Credit request, as the case may be, as to the truth and accuracy of the facts specified in clauses (b), (c), (d) and (e) of this Section.

                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

     The Borrower represents and warrants that:

     SECTION 5.01. Corporate Existence and Power. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, is duly qualified to transact business in every jurisdiction where, by the nature of its business, such qualification is necessary, except where a failure to be so qualified would not have a Material Adverse Effect and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except where a failure to have any such license, authorization, consent or approval would not have a Material Adverse Effect.

     SECTION 5.02. Corporate and Governmental Authorization; No Contravention. The execution, delivery and performance by the Loan Parties of this Agreement, the Notes and the other Loan Documents (i) are within the Loan Parties' corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) require no authorization, consent, approval of or action by or in respect of, or filing (other than the Uniform Commercial Code and real property filings required under this Agreement and the other Loan Documents) with, any governmental body, agency or official, (iv) do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of any Loan Party or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or any of its Subsidiaries, and (v) do not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries, except in favor of the Collateral Agent, the Agent and the Banks as provided in the Loan Documents.

     SECTION 5.03. Binding Effect. This Agreement constitutes a valid and binding agreement of the Borrower enforceable in accordance with its terms, and the Notes and the other Loan Documents, when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of each of the Loan Parties that are a party thereto enforceable in accordance with their respective terms, provided that the enforceability hereof and thereof is subject in each case to general principles of equity and to bankruptcy, insolvency and similar laws affecting the enforcement of creditors' rights generally.

     SECTION 5.04. Financial Information.

     (a) The consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of June 30, 2000 and the related consolidated statements of income, shareholders' equity and cash flows for the Fiscal Year then ended, reported on by Arthur Andersen LLP, copies of which have been delivered to each of the Banks, and the unaudited consolidated financial statements of the Borrower and its Consolidated Subsidiaries for the Fiscal Quarter ended March 31, 2001, copies of which have been delivered to each of the Banks, fairly present, in conformity with GAAP, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such dates and their consolidated results of operations and cash flows for such periods stated, except, in the case of the unaudited quarterly financial statements, for normal year-end adjustments and the addition of footnotes and there are no material liabilities (other than liabilities arising under this Agreement or the other Loan Documents) or unusual forward obligations that are not set forth therein.


     (b) Except as reflected on Schedule 5.04(b), since June 30, 2000 there has been no event, act, condition, circumstance or occurrence having, or that could reasonably be expected to have or cause, a Material Adverse Effect.

     SECTION 5.05. Litigation. There is no action, suit or proceeding pending, or to the knowledge of the Borrower threatened, against or affecting the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official which could have a Material Adverse Effect or which in any manner draws into question the validity or enforceability of, or could materially impair the ability of any Loan Party to perform its obligations under, this Agreement, the Notes or any of the other Loan Documents.

     SECTION 5.06. Compliance with ERISA.

     (a) The Borrower and each member of the Controlled Group have fulfilled their obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance in all material respects with the presently applicable provisions of ERISA and the Code, and have not incurred any unsatisfied liability to the PBGC or a Plan under Title IV of ERISA.

     (b) Other than Cadmus Journal Services, Inc.'s obligation to contribute to the "CWA/ITU Negotiated Pension Plan" for its employees who are Communications Workers of America, ITU #70 union members, neither the Borrower nor any member of the Controlled Group is or within the prior 5 years has been obligated to contribute to any Multiemployer Plan. Neither the Borrower nor any member of the Controlled Group has incurred any withdrawal liability with respect to any Multiemployer Plan under Title IV of ERISA, and no such liability is expected to be incurred.

     SECTION 5.07. Taxes. There have been filed on behalf of the Borrower and its Subsidiaries all Federal, state and local income, excise, property and other tax returns which are required to be filed by them and all taxes due pursuant to such returns or pursuant to any assessment received by or on behalf of the Borrower or any Subsidiary have been paid. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Borrower, adequate. United States income tax returns of the Borrower and its Subsidiaries have been examined and closed through the Fiscal Year ended June 30, 1997.

     SECTION 5.08. Subsidiaries. Each of the Borrower's Significant Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, is duly qualified to transact business in every jurisdiction where, by the nature of its business, such qualification is necessary, except where a failure to be in good standing or so qualified would not have a Material Adverse Effect, and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except where a failure to have any such license, authorization, consent or approval would not have a Material Adverse Effect. As of the Closing Date, the Borrower has no Subsidiaries except those Subsidiaries listed on Schedule 5.08. Each Compliance Certificate delivered by the Borrower pursuant to Section 6.01(c) sets forth the complete name and jurisdiction of the incorporation of each Subsidiary of the Borrower created, formed or acquired during the time period covered by the financial statements applicable to such Compliance Certificate. Schedule 5.08 and such Compliance Certificates accurately set forth each such Subsidiary's complete name and jurisdiction of incorporation.

     SECTION 5.09. Not an Investment Company. Neither the Borrower nor any of its Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     SECTION 5.10. Public Utility Holding Company Act. Neither the Borrower nor any of its Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

     SECTION 5.11. Ownership of Property; Liens; Collateral, Etc.

     (a) Each of the Borrower and its Consolidated Subsidiaries has title to its Properties and other assets (tangible and intangible) sufficient for the conduct of its business, and none of such Properties or other assets is subject to any Lien except for Liens permitted by this Agreement, the Mortgages, the Borrower Security Agreement or the Subsidiary Security Agreement.

     (b) Schedule 5.11 contains a complete and accurate list as of the Closing Date of the location, by state, county and street address, of (i) all real property in which the Borrower or any Subsidiary has any interest as owner and
(ii) each other location where any of the Collateral is located or where any records relating to the Collateral are kept, if any. To the extent such real property will be a part of the Collateral, the Mortgage applicable to such real property, the recording office in which such Mortgage will be filed and the record owner of such real property are also listed on Schedule 5.11. The Loan Parties are the record and beneficial owners of all of the presently existing Collateral covered by the Security Documents, in each case free and clear of all Liens, except for Liens created or permitted by the Loan Documents. The Borrower and its Subsidiaries have good, marketable and insurable fee simple title in all real property listed on Schedule 5.11, free and clear of all Liens, except for Liens created or permitted by the Loan Documents. The Loan Parties are in possession of all real property constituting part of the Collateral and no default by the Loan Parties exists and, as of the Closing Date, the Loan Parties do not have any knowledge of any other default under any agreement relating to any real property constituting part of the Collateral, to the extent that any such default would result in loss of possession, the imposition of any Lien (other than Liens created or permitted by the Loan Documents) or loss of any ownership interest in any such real property; and no Lien exists on or with respect to the interest of the Loan Parties in any such real property, other than Liens created or permitted by the Loan Documents. Each party other than the Loan Parties in possession of any part of the real property which is a part of the Collateral as of the Closing Date is listed on Schedule 5.11, together with the terms of such possession (i.e., lease or other agreement, monthly payment and term of agreement).

     SECTION 5.12. No Default. Neither the Borrower nor any of its Consolidated Subsidiaries is in default under or with respect to any agreement, instrument or undertaking to which it is a party or by which it or any of its property is bound which could have or cause a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

     SECTION 5.13. Full Disclosure. All information heretofore furnished by the Borrower to the Agent or any Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Borrower to the Agent or any Bank will be, true, accurate and complete in every material respect or based on reasonable estimates on the date as of which such information is stated or certified. The Borrower has disclosed to the Banks in writing any and all facts which could have or cause a Material Adverse Effect.

     SECTION 5.14. Environmental Matters.

     (a) Neither the Borrower nor any Subsidiary is subject to any Environmental Liability which is reasonably likely to have a Material Adverse Effect and, except as disclosed on Schedule 5.14, neither the Borrower nor any Subsidiary has been designated as a potentially responsible party under CERCLA or under any state statute similar to CERCLA. None of the Properties has been identified on any current or proposed (i) National Priorities List under 40 C.F.R. (S) 300,
(ii) CERCLIS list or (iii) any list arising from a state statute similar to CERCLA.

     (b) Except as disclosed on Schedule 5.14, no Hazardous Materials have been or are being used, produced, manufactured, processed, treated, recycled, generated, stored, disposed of, managed or otherwise handled at, or shipped or transported to or from the Properties or are otherwise present at, on, in or under the Properties, or, to the best of the knowledge of the Borrower, at or from any adjacent site or facility, except for Hazardous Materials, such as inks, other chemicals used in printing operations, cleaning solvents, pesticides and other materials used, produced, manufactured, processed, treated, recycled, generated, stored, disposed of, and managed or otherwise handled in the ordinary course of business in compliance with all applicable Environmental Requirements.

     (c) The Borrower, and each of its Subsidiaries and Affiliates, has procured all Environmental Authorizations necessary for the conduct of its business, and is in compliance with all Environmental Requirements in connection with the operation of the Properties and the Borrower's, and each of its Subsidiary's and Affiliate's, respective businesses, except where a failure to procure an Environmental Authorization or a failure to comply with an Environmental Requirement would not, singly or in the aggregate, have a Material Adverse Effect.

     SECTION 5.15. Compliance with Laws. The Borrower and each Subsidiary is in compliance with all applicable laws, including, without limitation, all Environmental Laws, except where any failure to comply with any such laws would not, alone or in the aggregate, have a Material Adverse Effect.

     SECTION 5.16. Capital Stock. All Capital Stock, debentures, bonds, notes and all other securities of the Borrower and its Subsidiaries presently issued and outstanding are validly and properly issued in accordance with all applicable laws, including, but not limited to, the "Blue Sky" laws of all applicable states and the federal securities laws. The issued shares of Capital Stock of the Borrower's Wholly Owned Subsidiaries are owned by the Borrower, directly or indirectly, free and clear of any Lien or adverse claim, except for the Liens provided in the Pledge Agreement. At least a majority of the issued shares of capital stock of each of the Borrower's other Subsidiaries (other than Wholly Owned Subsidiaries) is owned by the Borrower, directly or indirectly, free and clear of any Lien or adverse claim, except for the Liens provided in the Pledge Agreement.

     SECTION 5.17. Margin Stock. Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of purchasing or carrying any Margin Stock, and no part of the proceeds of any Swing Line Loan or Revolving Credit Loan will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock, or be used for any purpose which violates, or which is inconsistent with, the provisions of Regulations T, U or X of the Board of Governors of the Federal Reserve System.

     SECTION 5.18. Insolvency. After giving effect to the execution and delivery of the Loan Documents and the making of the Swing Line Loans and Revolving Credit Loans under this Agreement, the Borrower will not be "insolvent," within the meaning of such term as used in O.C.G.A. (S) 18-2-22 or as defined in (S) 101 of Title 11 of the United States Code or Section 2 of the Uniform Fraudulent Transfer Act, or any other applicable state law pertaining to fraudulent transfers, as each may be amended from time to time, or be unable to pay its debts generally as such debts become due, or have an unreasonably small capital to engage in any business or transaction, whether current or contemplated.

     SECTION 5.19. Subordinated Debt Documents and Seller Securities.

     (a) No default or event of default exists under any of the Subordinated Debt Documents or will exist after giving effect to the making of any Revolving Credit Loan or Swing Line Loan or the issuance of any Letter of Credit under this Agreement. No Subordinated Debt Document has been amended or modified, and no provisions thereof have been waived (except as permitted by this Agreement). All Obligations of the Loan Parties under this Agreement and the other Loan Documents are "Senior Debt" within the meaning of, and are entitled to the benefits of, the subordination provisions contained in the Subordinated Debt Documents.

     (b) No default or event of default exists under the Mack/Seller Promissory Notes or the Seller Securities or will exist after giving effect to the making of any Revolving Credit Loan or Swing Line Loan or the issuance of any Letter of Credit under this Agreement. Neither the Seller Securities, the Mack/Seller Promissory Notes nor any instrument, agreement or other document executed or delivered pursuant thereto or in connection therewith has been amended or modified and no provisions thereof have been waived (except as permitted by this Agreement). All Obligations of the Loan Parties under this Agreement and the other Loan Documents are "Senior Debt" within the meaning of, and are entitled to the benefits of, the subordination provisions contained in the Mack/Seller Promissory Notes or in any instrument, agreement or other document executed or delivered pursuant thereto or in connection therewith or are otherwise senior and superior in right and time of payment to any Debt under the Mack/Seller Promissory Notes or any instrument, agreement or other document executed pursuant thereto or in connection therewith.

                                   ARTICLE VI

                                   COVENANTS

     The Borrower agrees that, so long as any Bank has any Revolving Credit Commitment, any Letter of Credit remains outstanding, or any Reimbursement Obligation or any amount payable under any Note remains unpaid:

     SECTION 6.01. Information. The Borrower will deliver to each of the Banks:


     (a) as soon as available and in any event within 90 days after the end of each Fiscal Year, a consolidated and consolidating balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such Fiscal Year, the related consolidated and consolidating statements of income and shareholders' equity and the related consolidated statement of cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous fiscal year, all certified by Arthur Anderson LLP or other independent public accountants of nationally recognized standing, with such certification to be free of exceptions and qualifications not acceptable to the Required Banks;

     (b) as soon as available and in any event within 45 days after the end of each of the first 3 Fiscal Quarters of each Fiscal Year, a consolidated and consolidating balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such Fiscal Quarter, the related consolidated and consolidating statement of income and the related consolidated statement of cash flows for such Fiscal Quarter and for the portion of the Fiscal Year ended at the end of such Fiscal Quarter, setting forth in each case in comparative form the figures for the corresponding Fiscal Quarter and the corresponding portion of the previous Fiscal Year, all certified (subject to normal year-end adjustments) as to fairness of presentation, GAAP and consistency by the chief financial officer, the chief accounting officer or the treasurer of the Borrower;

     (c) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate, substantially in the form of Exhibit G (a "Compliance Certificate"), of the chief financial officer, the chief accounting officer or the treasurer of the Borrower (i) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with the requirements of Sections 6.03 through 6.10, inclusive, 6.13, 6.23, 6.24, 6.25, 6.26, 6.28, 6.29, 6.30 and 6.31 on the date of such financial statements; (ii) identifying the complete name and jurisdiction of incorporation of each Subsidiary of the Borrower created, formed or acquired during the time period covered by such financial statements; (iii) identifying the Subsidiaries comprising the Significant Subsidiary Group and setting forth the calculations, financial information and other data supporting such determination; and (iv) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

     (d) simultaneously with the delivery of each set of annual financial statements referred to in clause (a) above, a statement of the firm of independent public accountants which reported on such statements to the effect that nothing has come to their attention to cause them to believe that any Default existed on the date of such financial statements;

     (e) within 5 Domestic Business Days after the Borrower becomes aware of the occurrence of any Default, a certificate of the chief financial officer, the chief accounting officer or the treasurer of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

     (f) promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed;

     (g) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S- 8 or its equivalent) and annual, quarterly or monthly reports (other than reports on Forms 3, 4 or 5) which the Borrower shall have filed with the Securities and Exchange Commission;

     (h) if and when the Borrower or any member of the Controlled Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA, a copy of such notice; or (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate or appoint a trustee to administer any Plan, a copy of such notice;

     (i) promptly after the Borrower knows of the commencement thereof, notice of any litigation, dispute or proceeding involving a claim against the Borrower and/or any Subsidiary for $5,000,000 or more in excess of amounts covered in full by applicable insurance;

     (j) promptly after the furnishing thereof, copies of any statement, notice or report furnished by any party pursuant to the terms of the Subordinated Debt Documents or the Mack/Seller Promissory Notes and not otherwise required to be furnished to the Banks pursuant to any clause of this Section; and

     (k) from time to time such additional information regarding the financial position or business of the Borrower and its Subsidiaries as the Agent, at the request of any Bank, may reasonably request.

     SECTION 6.02. Inspection of Property, Books and Records. The Borrower will
(i) keep, and will cause each Subsidiary to keep, proper books of record and account in which full, true and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to its business and activities; and (ii) permit, and will cause each Subsidiary to permit, representatives of any Bank at such Bank's expense prior to the occurrence of an Event of Default and at the Borrower's expense after the occurrence of an Event of Default to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants. The Borrower agrees to cooperate and assist in such visits and inspections, in each case at such reasonable times and as often as may reasonably be desired; provided the Borrower receives reasonable prior notice of such visit or inspection.

     SECTION 6.03. Maximum Total Leverage Ratio. The Borrower shall not suffer or permit the Total Leverage Ratio at any time during each period set forth in the chart below to exceed the applicable ratio set forth opposite such period.


   Fiscal Quarter Ending
    During the Period:                     Total Leverage Ratio:
-----------------------------              ---------------------
Closing Date through 09/30/01                  3.85 to 1.00
10/01/01 through 12/31/01                      3.90 to 1.00
01/01/02 through 03/31/02                      3.75 to 1.00
04/01/02 through 06/30/02                      3.50 to 1.00
07/01/02 through 12/31/02                      3.25 to 1.00
01/01/03 and thereafter                        3.00 to 1.00



     SECTION 6.04. Maximum Senior Leverage Ratio. The Borrower shall not suffer or permit the Senior Leverage Ratio at any time during each period set forth in the chart below to exceed the applicable ratio set forth opposite such period.


   Fiscal Quarter Ending
    During the Period:                    Senior Leverage Ratio:
-----------------------------             ----------------------
Closing Date through 06/30/01                2.00 to 1.00
07/01/01 through 06/30/02                    1.75 to 1.00
07/01/02 and thereafter                      1.50 to 1.00



     SECTION 6.05. Minimum Consolidated Net Worth. Consolidated Net Worth will at no time be less than the amount determined by the following computation: the sum of (1) 90% of Consolidated Net Worth, determined as of March 31, 2001 (such 90% of Consolidated Net Worth being equal to $100,050,300), plus (2) the sum of
(i) 100% of the cumulative Net Proceeds of Capital Stock received during any period after the Closing Date, calculated quarterly, and (ii) 100% of the cumulative Reported Net Income of the Borrower and its Consolidated Subsidiaries during any period after March 31, 2001 (taken as one accounting period) minus any Restricted Payments made during such period to the extent permitted by
Section 6.31, calculated quarterly, but excluding from such calculations of Reported Net Income for purposes of this clause (ii) the after-tax charges of the Borrower for restructuring charges incurred during the Fiscal Quarter ending June 30, 2001 (not to exceed $1,500,000) and any quarter in which the Reported Net Income of the Borrower and its Consolidated Subsidiaries is negative.

     SECTION 6.06. Fixed Charge Coverage. As of the last day of any Fiscal Quarter ending during each period set forth in the chart below, the Borrower shall not suffer or permit the Fixed Charge Coverage Ratio to be less than the applicable ratio set forth opposite such period.

   Fiscal Quarter Ending
     During the Period:                Fixed Charge Coverage Ratio:
------------------------------         ----------------------------
Closing Date through 06/30/01                  1.95 to 1.00
07/01/01 through 12/31/01                      1.80 to 1.00
01/01/02 through 03/31/02                      1.65 to 1.00
04/01/02 through 09/30/02                      1.70 to 1.00
10/01/02 through 12/31/02                      1.75 to 1.00
01/01/03 through 06/30/03                      2.00 to 1.00
07/01/03 through 12/31/03                      2.25 to 1.00
01/01/04 and thereafter                        2.50 to 1.00


     SECTION 6.07. Loans or Advances. Neither the Borrower nor any of its Subsidiaries shall make loans or advances to any Person except: (i) loans or advances to employees made in the ordinary course of business and consistently with practices existing on June 30, 2000, in an aggregate outstanding principal amount that does not exceed at any time 1/2 of 1% of Consolidated Total Assets;
(ii) deposits required by government agencies or public utilities; (iii) loans or advances to Subsidiaries; (iv) servicing and other advances in connection with a Permitted Securitization which are reasonably customary in an accounts receivable securitization; and (v) loans or advances to Persons not permitted under clauses (i), (ii), (iii) or (iv) of this Section if immediately after giving effect to such loans or advances not permitted under clauses (i), (ii),
(iii) or (iv) of this Section, the aggregate amount of all such loans or advances made pursuant to this Section 6.07(v) does not exceed $1,000,000 provided that after giving effect to the making of any loans, advances or deposits permitted by clause (i), (ii), (iii), (iv) or (v) of this Section, no Default shall have occurred and be continuing.

     SECTION 6.08. Investments. Neither the Borrower nor any of its Subsidiaries shall make Investments in any Person except as permitted by Section 6.07 and except Investments (i) in Guarantors, (ii) in a Receivables Subsidiary, (iii) in direct obligations of the United States Government maturing within one year,
(iv) in certificates of deposit issued by a commercial bank whose long term certificates of deposit are rated at least A or the equivalent thereof by S&P or A2 or the equivalent thereof by Moody's, (v) in commercial paper rated A-1 or the equivalent thereof by S&P or P-1 or the equivalent thereof by Moody's and in either case maturing within 6 months after the date of acquisition; (vi) in tender bonds the payment of the principal of and interest on which is fully supported by a letter of credit issued by a United States bank whose long-term certificates of deposit are rated at least AA or the equivalent thereof by S&P and AA or the equivalent thereof by Moody's; (vii) constituting Permitted Acquisitions; and/or (viii) not permitted under Sections 6.08(i) through (vii) if immediately after giving effect to such Investments not permitted under Sections 6.08(i) through (vii), the aggregate amount of all such Investments made pursuant to this Section 6.08 (viii) does not exceed $10,000,000.

     SECTION 6.09. Negative Pledge. Neither the Borrower nor any Consolidated Subsidiary will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

     (a) Liens existing on the date of this Agreement securing Debt outstanding on the date of this Agreement and listed on Schedule 6.09;

     (b) any Lien on any asset securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring or constructing such asset, provided that such Lien attaches to such asset concurrently with or within 90 days after the acquisition or completion of construction thereof;

     (c) Liens securing Debt owing by any Subsidiary to the Borrower or to a Wholly-Owned Subsidiary;

     (d) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing clauses of this Section, provided that (i) such Debt is not secured by any additional assets, and (ii) the amount of such Debt secured by any such Lien is not increased;

     (e) Liens incidental to the conduct of its business or the ownership of its assets which (i) do not secure Debt and (ii) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business;

     (f) Liens securing taxes, assessments or other similar governmental charges or levies which are not yet due and payable;

     (g) Liens securing Obligations;

     (h) Liens on Securitization Assets sold or transferred pursuant to a Permitted Securitization; and

     (i) Liens not otherwise permitted by the foregoing clauses of this Section securing Debt (other than indebtedness represented by the Notes) in an aggregate principal amount at any time outstanding, when combined with amounts outstanding under clause (a) above, not to exceed $5,000,000.

     SECTION 6.10. Limitation on Debt. The Borrower shall not, nor shall it permit any Subsidiary to, incur, create, issue, assume or permit to exist any Consolidated Senior Debt other than (a) Consolidated Senior Debt reflected on the financial statements referred to in Section 5.04(a) for the Fiscal Quarter ended March 31, 2001 and any and all extensions and renewals of such Consolidated Senior Debt so long as the principal amount thereof is not increased, (b) Consolidated Senior Debt set forth on Schedule 6.10 hereto and any and all extensions and renewals of such Consolidated Senior Debt so long as the principal amount thereof is not increased, (c) Consolidated Senior Debt arising under letters of credit in a maximum aggregate face amount of $3,000,000, at any time outstanding, which letters of credit secure the potential obligations and liabilities of the Borrower and its Subsidiaries in connection with workers compensation claims; (d) Consolidated Senior Debt arising under letters of credit in a maximum aggregate face amount of $5,000,000, at any time outstanding, which letters of credit secure the potential obligations and liabilities of the Borrower and its Subsidiaries in connection with the purchase of production equipment during the manufacture and delivery of such equipment; (e) Consolidated Senior Debt in a maximum amount of $5,000,000, at any time outstanding, arising under capital leases; and (f) Securitization Facility Attributed Debt incurred in connection with a Permitted Securitization.

     SECTION 6.11. Maintenance of Existence. The Borrower shall, and shall cause each Significant Subsidiary to, except as permitted by Section 6.13, maintain its corporate existence and carry on its business in substantially the same manner and in substantially the same fields as such business is now carried on and maintained.

     SECTION 6.12. Dissolution. Neither the Borrower nor any of its Significant Subsidiaries shall (a) suffer or permit dissolution or liquidation either in whole or in part except through corporate reorganization to the extent permitted by Section 6.13 or (b) redeem or retire any shares of its own stock or that of any Subsidiary if (i) the declaration or making of such redemption or retirement of shares is prohibited under the terms of any Subordinated Debt Document, (2) after giving effect to the payment for such redemption or retirement of shares, a Default or Event of Default shall occur or (iii) the Total Leverage Ratio is greater than 3.0 to 1.0.

     SECTION 6.13. Consolidations, Mergers and Sales of Assets. The Borrower will not, nor will it permit any Significant Subsidiary to, consolidate or merge with or into, or sell, lease or otherwise transfer all or any substantial part of its assets (including, without limitation, any of its Subsidiaries) to, any other Person, or discontinue or eliminate any business line or segment, provided that (a) the Borrower or a Subsidiary may merge with another Person if (i) such Person was organized under the laws of the United States of America or one of its states, (ii) the Borrower or the Subsidiary, as the case may be, is the corporation surviving such merger and (iii) immediately preceding and after giving effect to such merger, no Default shall have occurred and be continuing,
(b) Subsidiaries of the Borrower may merge with the Borrower or one another, provided the conditions set forth in Section 6.13(a)(i) and (iii) are satisfied, and in the case of a merger with the Borrower, the Borrower is the corporation surviving such merger, (c) the foregoing limitation on the sale, lease or other transfer of assets (including, without limitation, the sale or transfer of a Subsidiary) and on the discontinuation or elimination of a business line or segment shall not prohibit, during any Fiscal Quarter, a sale or transfer of assets (including, without limitation, the sale or transfer of a Subsidiary) or the discontinuance or elimination of a business line or segment (in a single transaction or in a series of related transactions) unless the aggregate assets to be so sold or transferred or utilized in a business line or segment to be so discontinued, when combined with all other assets sold or transferred, and all other assets utilized in all other business lines or segments discontinued, during such Fiscal Quarter and the immediately preceding three Fiscal Quarters (excluding, however, for purposes of this clause (c) sales, contributions or other transfers of Securitization Assets permitted by clause (d) below) either
(x) contributed more than 5% of Consolidated EBITDA during the 4 consecutive Fiscal Quarters immediately preceding such Fiscal Quarter, or (y) constituted more than 5% of Consolidated Total Assets at the end of such Fiscal Quarter, and
(d) the Borrower and its Participating Subsidiaries may sell, contribute and make other transfers of Securitization Assets pursuant to the Securitization Documents under a Permitted Securitization.

     SECTION 6.14. Use of Proceeds.

     (a) No portion of the proceeds of the Swing Line Loans and Revolving Credit Loans will be used by the Borrower or any Subsidiary (i) in connection with, either directly or indirectly, any tender offer for, or other acquisition of, stock of any corporation with a view towards obtaining control of such other corporation (other than in connection with an acquisition that constitutes a Permitted Acquisition), (ii) directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any Margin Stock, or (iii) for any purpose in violation of any applicable law or regulation. If requested at any time by any Bank, the Borrower will furnish to the Agent and each such Bank a statement in conformity with the requirements of FR Form U-1 referred to in Regulation U of the Board of Governors of the Federal Reserve System of the United States as now and from time to time hereafter in effect.

     (b) The proceeds of the Swing Line Loans and Revolving Credit Loans shall be used exclusively by the Borrower (i) to refinance existing indebtedness of the Borrower under the Existing Credit Agreement; (ii) to finance Permitted Acquisitions or (iii) for general corporate purposes.

     SECTION 6.15. Compliance with Laws; Payment of Taxes.

     (a) The Borrower will, and will cause each of its Subsidiaries and each member of the Controlled Group to, comply in all material respects with applicable laws (including but not limited to ERISA), regulations and similar requirements of governmental authorities (including but not limited to PBGC), except where the necessity of such compliance is being contested in good faith through appropriate proceedings diligently pursued. The Borrower will, and will cause each of its Subsidiaries to, pay promptly when due all taxes, assessments, governmental charges, claims for labor, supplies, rent and other obligations which, if unpaid, might become a lien against the property of the Borrower or any Subsidiary, except liabilities being contested in good faith by appropriate proceedings diligently pursued and against which, if requested by the Agent, the Borrower shall have set up reserves in accordance with GAAP.

     (b) The Borrower shall not permit the aggregate complete or partial withdrawal liability under Title IV of ERISA with respect to Multiemployer Plans incurred by the Borrower and members of the Controlled Group to exceed $1,000,000 at any time. For purposes of this Section 6.15(b), the amount of withdrawal liability of the Borrower and members of the Controlled Group at any date shall be the aggregate present value of the amount claimed to have been incurred less any portion thereof which the Borrower and members of the Controlled Group have paid or as to which the Borrower reasonably believes, after appropriate consideration of possible adjustments arising under Sections 4219 and 4221 of ERISA, it and members of the Controlled Group will have no liability, provided that the Borrower shall obtain prompt written advice from independent actuarial consultants supporting such determination. The Borrower agrees (i) once in each year, beginning with 2001, to request and obtain a current statement of the withdrawal liability of the Borrower and members of the Controlled Group from each Multiemployer Plan, if any, and (ii) to transmit a copy of such statement to the Agent and the Banks within fifteen (15) days after the Borrower receives the same.

     SECTION 6.16. Insurance.

     (a) In addition to the insurance required by the Security Documents, the Borrower will, and will cause each of its Subsidiaries to, keep its insurable properties adequately insured at all times by financially sound and reputable insurers; maintain such other insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses operating in the same or similar locations, including public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it; and maintain such other insurance as may be required by law.

     (b) The Borrower will, and will cause each of its Subsidiaries to, cause all such policies to be endorsed or otherwise amended to include a "standard" lender's loss payable endorsement, in form and substance reasonably satisfactory to the Agent and the Collateral Agent, which endorsement shall provide that, from and after the Closing Date, if the insurance carrier shall have received written notice from the Agent or the Collateral Agent of the occurrence of an Event of Default, the insurance carrier shall pay all proceeds otherwise payable to the Borrower or the other Loan Parties under such policies directly to the Collateral Agent; cause all such policies to provide that neither the Borrower, the Agent, the Collateral Agent nor any other party shall be a coinsurer thereunder and to contain a "Replacement Cost Endorsement" without any deduction for depreciation, and such other provisions as the Agent or the Collateral Agent may reasonably require from time to time to protect their interests; deliver original or certified copies (or certificates evidencing the same) of all such policies to the Collateral Agent; cause each such policy to provide that it shall not be canceled, modified or not renewed (i) by reason or nonpayment of premium upon not less than 10 days' prior written notice thereof by the insurer to the Agent and the Collateral Agent giving the Agent and the Collateral Agent the right to cure defaults in the payment of premiums or (ii) for any other reason upon not less than 30 days' prior written notice thereof by the insurer to the Agent and the Collateral Agent; deliver to the Agent and the Collateral Agent, prior to the cancellation, modification or nonrenewal of any such policy of insurance, a copy of a renewal or replacement policy (or other evidence of renewal of a policy previously delivered to the Agent and the Collateral Agent) together with evidence satisfactory to the Agent and the Collateral Agent of payment of the premium therefor.

     (c) Notify the Agent and the Collateral Agent promptly whenever any separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 6.16 or any of the Security Documents is taken out by the Borrower, and promptly deliver to the Agent and the Collateral Agent a duplicate original copy of such policy or policies.

     (d) In connection with the covenants set forth in this Section 6.16, it is understood and agreed that:

     (i) none of the Agent, the Collateral Agent, the Banks, or their respective agents or employees shall be liable for any loss or damage insured by the insurance policies required to be maintained under this
     Section 6.16, it being understood that (A) the Borrower and the other Loan Parties shall look solely to their insurance companies or any other parties other than the aforesaid parties for the recovery of such loss or damage and (B) such insurance companies shall have no rights of subrogation against the Agent, the Collateral Agent, the Banks, or their agents or employees. If, however, the insurance policies do not provide waiver of subrogation rights against such parties, as required above, then the Borrower hereby agrees, to the extent permitted by law, to waive its right of recovery, if any, against the Agent, the Collateral Agent, the Banks and their agents and employees; and

     (ii) the designation of any form, type or amount of insurance coverage by the Agent, the Collateral Agent or the Banks under this Section 6.16 shall in no event be deemed a representation, warranty or advice by the Agent, the Collateral Agent or the Banks that such insurance is adequate for the purposes of the business of the Borrower and its Subsidiaries or the protection of their properties and the Agent, the Collateral Agent and the Banks shall have the right from time to time to require the Borrower and the other Loan Parties to keep other insurance in such form and amounts the Agent, the Collateral Agent or the Banks may reasonably request, provided that such insurance shall be obtainable on commercially reasonable terms.

     SECTION 6.17. Change in Fiscal Year. The Borrower will not change its Fiscal Year without the consent of the Required Banks.

     SECTION 6.18. Maintenance of Property. The Borrower shall, and shall cause each Subsidiary to, maintain all of its properties and assets material to its business in good condition, repair and working order, ordinary wear and tear excepted.

     SECTION 6.19. Environmental Notices. The Borrower shall furnish to the Banks and the Agent prompt written notice of all Environmental Liabilities, pending, threatened or anticipated Environmental Proceedings, Environmental Notices, Environmental Judgments and Orders, and Environmental Releases at, on, in, under or in any way affecting the Properties or any adjacent property, and all facts, events, or conditions that could lead to any of the foregoing. The Borrower and its Subsidiaries shall give Agent and the Collateral Agent prompt written notice if the Borrower or any of its Subsidiaries receives any notice with regard to Hazardous Materials on, from or affecting the Properties in violation of any Environmental Laws and shall conduct and complete all investigations and all cleanup actions necessary to remove such Hazardous Materials from the Properties to the extent required by Environmental Laws.

     SECTION 6.20. Environmental Matters. The Borrower and its Subsidiaries will not, and will not permit any Third Party to, use, produce, manufacture, process, treat, recycle, generate, store, install, place upon, dispose of, manage at, or otherwise handle or ship or transport to or from the Properties any Hazardous Materials except for: (1) Hazardous Materials such as inks, other chemicals used in printing operations, cleaning solvents, pesticides and other similar materials used, produced, manufactured, processed, treated, recycled, generated, stored, installed, placed upon, disposed, managed or otherwise handled in the ordinary course of business in compliance with all applicable Environmental Requirements; and (2) the trichloroethylene that is being remediated at the property commonly known as 3575 Hempland Road, Lancaster, Pennsylvania, as described on Schedule 5.14. The Borrower and its Subsidiaries shall cause the Properties to comply with Environmental Laws in all material respects and be free and clear of any Liens imposed pursuant to Environmental Laws.

     SECTION 6.21. Environmental Release. The Borrower agrees that upon the occurrence of an Environmental Release at or on any of the Properties it will act immediately to investigate the extent of, and to take appropriate remedial action to eliminate, such Environmental Release, whether or not ordered or otherwise directed to do so by any Environmental Authority.

     SECTION 6.22. Transactions with Affiliates. Neither the Borrower nor any of its Subsidiaries shall enter into, or be a party to, any transaction with any Affiliate of the Borrower or such Subsidiary (which Affiliate is not the Borrower or a Significant Subsidiary), except as permitted by law and in the ordinary course of business, and pursuant to terms which are no less favorable to Borrower or such Subsidiary than would be obtained in a comparable arm's length transaction with a Person which is not an Affiliate.

     SECTION 6.23. Subsidiaries.

     (a) The Borrower shall cause any Person which becomes a Significant Subsidiary after the Closing Date (other than a Receivables Subsidiary) to become a party to, and agree to be bound by the terms of, the Guaranty pursuant to an instrument in form and substance satisfactory to the Agent executed and delivered to the Collateral Agent within ten (10) Domestic Business Days after the day on which such Person became a Significant Subsidiary. The Borrower shall also cause the items specified in Section 4.01(c) and (f) to be delivered to the Collateral Agent concurrently with the instrument referred to above, modified appropriately to refer to such instrument and such Significant Subsidiary.

     (b) The Borrower shall, or shall cause any Subsidiary (the "Pledgor Subsidiary") to, pledge 100% of the shares of capital stock owned by the Borrower or such Pledgor Subsidiary in any Person which becomes a Significant Subsidiary or Receivables Subsidiary (to the extent the shares of capital stock of such Receivables Subsidiary may be pledged under the applicable Securitization Documents and applicable law) after the Closing Date pursuant to a pledge agreement in form and substance substantially identical to the Pledge Agreement by execution and delivery by the Borrower or such Pledgor Subsidiary to the Collateral Agent within ten (10) Domestic Business Days after the day on which such Person became a Significant Subsidiary and shall deliver to the Collateral Agent such shares of capital stock together with stock powers executed in blank. The Borrower shall also cause the items specified in Section 4.01(c) and (f) to be delivered to the Agent concurrently with the pledge agreement referred to above, modified appropriately to refer to such pledge agreement and such Significant Subsidiary.

     (c) Once any Subsidiary becomes a Significant Subsidiary and therefore becomes a party to the Guaranty in accordance with Section 4.01(g) or Section 6.23(a) or any shares of capital stock of such Subsidiary are pledged to the Agent in accordance with Sections 4.01(i), Section 4.01(j) or Section 6.23(b), such Subsidiary (including, without limitation, all initial Significant Subsidiaries) thereafter shall remain a party to the Guaranty and the shares of capital stock in such Subsidiary (including, without limitation, all initial Significant Subsidiaries) shall remain subject to the pledge to the Collateral Agent, as the case may be, even if such Significant Subsidiary ceases to be a Significant Subsidiary.

     (d) The Borrower will, and will cause the Subsidiaries to, execute any and all further documents, financing statements, agreements and instruments, and take all further action (including filing Uniform Commercial Code and other financing statements) that may be required under applicable law, or that the Agent or the Collateral Agent may reasonably request, in order to effectuate the transactions contemplated by the Loan Documents and in order to grant, preserve, protect and perfect the validity and first priority of the Security Documents (subject to the existence of Liens permitted under this Agreement or any other Loan Document). The Borrower will (i) cause any subsequently acquired or organized Subsidiary to become a party to the Subsidiary Security Agreement in favor of the Collateral Agent and to enter into, if such Subsidiary owns any real property, a mortgage (or similar instrument) in substantially the form of the Mortgage, covering such real property, (ii) enter into, and cause each existing Subsidiary and Pledgor Subsidiary and such newly acquired or organized Subsidiary or Pledgor Subsidiary to enter into, the Indemnity, Subrogation and Contribution Agreement, and (iii) deliver, or cause to be delivered, to the Agent and the Banks, the items specified in Sections 4.01(c) and (f), modified appropriately to refer to such Subsidiary Security Agreement, Mortgage and Indemnity, Subrogation and Contribution Agreement and such Subsidiary or Pledgor Subsidiary. In addition, from time to time, the Borrower will, at its cost and expense, promptly secure the Obligations by pledging or creating, or causing to be pledged or created, perfected Liens with respect to such of its assets and properties as the Agent or the Collateral Agent shall designate (it being understood that it is the intent of the parties hereto that the Obligations shall be secured, by among other things, substantially all of the assets of the Borrower and its Subsidiaries (including assets acquired subsequent to the Closing Date)). Such Liens will be created under the Security Documents and other security agreements and other instruments and documents in form and substance reasonably satisfactory to the Agent and the Collateral Agent, and the Borrower shall deliver or cause to be delivered to the Agent and the Collateral Agent all such instruments and documents (including legal opinions and lien searches) as the Agent and the Collateral Agent shall reasonably request to evidence compliance with this Section. The Borrower agrees to provide such evidence as the Agent and the Collateral Agent shall reasonably request as to the perfection and priority status of each such Lien.

     SECTION 6.24. Acquisitions. The Borrower will not, nor will it permit any Subsidiary to purchase, lease or otherwise acquire (in a single transaction or in a series of transactions), directly or indirectly: (i) all or any substantial part of the assets or stock of any other Person; (ii) a business line or segment of any other Person; or (iii) control of any other Person, if: (A) the total amount expended, assumed or incurred by the Borrower and Subsidiaries of the Borrower in connection with any such purchase, lease or acquisition exceeds $25,000,000; (B) the total amount expended, assumed or incurred by the Borrower and Subsidiaries of the Borrower in connection with any such purchase, lease or acquisition, when combined with the total amount expended, assumed or incurred by the Borrower and Subsidiaries of the Borrower in connection with all such other purchases, leases or acquisitions during the current Fiscal Quarter and the immediately preceding three Fiscal Quarters exceeds $50,000,000 or (C) if, immediately prior to, immediately after giving effect to, or as a result of, any such purchase, lease or acquisition, the Total Leverage Ratio is greater than
3.0 to 1.0.

     SECTION 6.25. Subordinated Debt Documents and Seller Securities.

     (a) The Borrower shall not, and shall not permit any of its Subsidiaries to, redeem, purchase, discharge, pay, prepay or defease all or any portion of the principal or interest of the Subordinated Debt, prior to the indefeasible payment in full in cash of all Obligations, except that the Borrower may pay interest on the Subordinated Debt in accordance with the provisions of the Subordinated Debt Documents as in effect and in accordance with the terms of the Subordinated Debt Documents as approved by the Agent and the Banks pursuant to this Agreement, or as amended in accordance with the provisions of Section 6.25 so long as no Event of Default then exists. The Borrower shall not take any action in violation of the provisions of the Subordinated Debt Documents pursuant to which the indebtedness, liabilities and obligations evidenced by the Subordinated Debt Documents are subordinated and made junior to the Revolving Credit Loans, Swing Line Loans and all of the other Obligations. The Borrower shall not permit any Subsidiary to take any action which shall result in violation of the provisions of the Subordinated Debt Documents pursuant to which the indebtedness, liabilities and obligations evidenced by the Subordinated Debt Documents are subordinated and made junior to the Revolving Credit Loans, Swing Line Loans and all of the other Obligations.

     (b) The Borrower shall not, and shall not permit any of its Subsidiaries to, amend, alter or modify, or consent to or suffer any amendment, alteration or modification of, the Subordinated Debt Documents without the prior written consent of the Required Banks, if such amendment, alteration or modification adversely affects the subordination provisions thereof or imposes any more onerous term or condition on the Borrower or any of its Subsidiaries than is contained in such agreement, note or document as of the date hereof or is otherwise in any way adverse to the Borrower, any of its Subsidiaries or the Banks. The Borrower shall deliver to the Agent and the Banks notice and a copy of any proposed amendment, alteration or modification which, in the opinion of the Borrower, does not affect the subordination provisions of any such agreement, note or document or impose any more onerous term or condition on the Borrower or any of its Subsidiaries than is contained in such agreement, note or document as of the date hereof and is not otherwise in any way adverse to the Borrower, any of its Subsidiaries or the Banks, at least 10 Domestic Business Days prior to the effective date of such proposed amendment, alteration or modification and, if at least three (3) Domestic Business Days prior to the effective date of such amendment, alteration or modification, the Requesting Banks shall deliver notice to the Agent and the Borrower stating that, in the opinion of such Requesting Banks (rendered in their sole discretion), such proposed amendment, alteration or modification requires the approval of the Required Banks, the Borrower shall not, and shall not permit any of its Subsidiaries to, enter into such amendment, alteration or modification without the prior written consent of the Required Banks.

     SECTION 6.26. Limitation on Sale/Leaseback Transactions. The Borrower shall not, nor shall it permit any Subsidiary to, enter into any Sale/Leaseback Transaction, except for Permitted Sale/Leaseback Transactions.

     SECTION 6.27. No Restrictive Agreement. The Borrower will not, nor will it permit any of its Subsidiaries (other than a Receivables Subsidiary) to, enter into, after the date of this Agreement, any indenture, agreement, instrument or other arrangement (other than the Subordinated Debt Documents) that, directly or indirectly, prohibits or restrains, or has the effect of prohibiting or restraining, or imposes materially adverse conditions upon, any of the following by the Borrower or any Subsidiary (other than a Receivables Subsidiary); the incurrence or payment of Debt, the granting of Liens, the declaration or payment of dividends or other distributions in respect of Stock of the Borrower or any Subsidiary (other than a Receivables Subsidiary), the making of loans, advances or Investments or the sale, assignment, transfer or other disposition or property, real, personal or mixed, tangible or intangible; provided, however, that any such indenture, agreement, instrument or other arrangement executed and delivered by the Borrower for the sole purpose of financing the acquisition of assets of the Borrower may impose materially adverse conditions upon the sale, assignment, transfer or other disposition of the assets being financed pursuant to such indenture, agreement, instrument or other arrangement.

     SECTION 6.28. Casualty and Condemnation.

     (a) The Borrower will furnish to the Agent and the Banks prompt written notice of any casualty or other insured damage to any of the real property or personal property of the Borrower or any Subsidiary occurring in any Fiscal Year resulting in gross proceeds in excess of $250,000 or, when aggregated with all other casualties or damage which shall have previously occurred in such Fiscal Year, in excess of $250,000, or the commencement of any action or proceeding for the taking of any of the real property or personal property of the Borrower or any Subsidiary or any part thereof or interest therein under power of eminent domain or by condemnation or similar proceeding.

     (b) Subject to paragraph (d) of this Section, if any event described in paragraph (a) of this Section results in cash proceeds (whether in the form of insurance proceeds, condemnation awards or otherwise), the Borrower or such Subsidiary shall utilize such cash proceeds to pay the costs of repairing, restoring or replacing the affected property in accordance with paragraph (c) of this Section, unless the Borrower elects not to replace, restore or repair such property.

     (c) Subject to paragraph (d) of this Section, if any cash proceeds have not been utilized to replace, restore or repair such property on that date that is nine months after the occurrence of the event resulting in such cash proceeds or if the Borrower elects not to replace, repair or restore the affected property, then, to the extent required under Section 6.28(a), such cash proceeds shall be applied to the reduction of the Revolving Credit Commitments as provided in
Section 2.08.

     (d) If an Event of Default has occurred and is continuing and an event described in paragraph (a) of this Section shall have occurred, the provisions of the Mortgage affecting the damaged property shall supercede paragraphs (b) and (c) of this Section and shall control the application of such cash proceeds received or to be received.

     SECTION 6.29. Capital Expenditures. The Borrower agrees that so long as the Total Leverage Ratio is greater than 3.0 to 1.0, as calculated at the end of each Fiscal Quarter, the aggregate Capital Expenditures for such Fiscal Quarter and the immediately preceding three Fiscal Quarters will not exceed the sum of $30,000,000; provided that after giving effect to the incurrence of any Capital Expenditures permitted by this Section, no Default shall have occurred and be continuing.

     SECTION 6.30. Permitted Securitizations. The Borrower will not, and will not permit any of its Subsidiaries to, enter into or consummate any financing program providing for the sale or transfer of Securitization Assets by the Borrower or any Subsidiary unless such financing program constitutes a "Permitted Securitization" as defined in Section 1.01.

     SECTION 6.31. Restricted Payments. The Borrower will not declare or make any Restricted Payment at any time if: (1) the declaration or making of such Restricted Payment is prohibited under the terms of any Subordinated Debt Document; (2) after giving effect to the payment of any such Restricted Payment, a Default or Event of Default shall occur; or (3) the Total Leverage Ratio is greater than 3.0 to 1.0 in which event (a) the Borrower may only pay dividends in an aggregate amount not to exceed a per annum rate of $0.20 per share and (b) the Borrower may not make any other Restricted Payments.

     SECTION 6.32. Additional Documentation.

          (a) The Borrower will, and will cause each Significant Subsidiary to, deliver to the Collateral Agent, or the Collateral Agent shall have received, by July 15, 2001, appraisals, in form and substance satisfactory to the Collateral Agent, of the machinery and equipment of the Borrower and the Significant Subsidiaries.

          (b) The Borrower will, and will cause each Significant Subsidiary to, deliver to the Collateral Agent, or the Collateral Agent shall have received, within 60 days of receipt of a written request of the Collateral Agent the following additional documentation (the "Additional Documentation") with respect to all real property subject to the Mortgages: (a) appraisals from MAI appraisers dated within 30 days of the date provided to the Collateral Agent and
(b) standard 1992 ALTA mortgagee title insurance policies (or "marked up" binders with respect thereto) in amounts and with such endorsements as the Collateral Agent may reasonably require, issued by companies acceptable to the Collateral Agent, insuring the Mortgages as a first lien on the Collateral subject thereto, subject only to the existence of Liens permitted under this Agreement or any other Loan Document and other exceptions acceptable to the Collateral Agent, (c) surveys on all the real property that serves as Collateral dated within 30 days of the date provided to the Collateral Agent and (d) such other documentation as the Collateral Agent may reasonably request. The Collateral Agent will only request the Additional Documentation if (i) the Required Banks, in their sole and absolute discretion, determine that such documentation is necessary or (ii) the orderly liquidation value as determined by DoveBid Valuation Services of the machinery and equipment of the Borrower and the Significant Subsidiaries that constitutes Collateral under the Security Documents (other than any machinery or equipment included in the line item "fixed asset clearing account" as reflected in the internal financial statements of the Borrower provided to the Collateral Agent for the Fiscal Quarter ended March 31, 2001) does not exceed $65,000,000.

                                  ARTICLE VII

                                    DEFAULTS

     SECTION 7.01. Events of Default. If one or more of the following events ("Events of Default") shall have occurred and be continuing:

     (a) the Borrower shall fail to pay when due any principal of any Revolving Credit Loan, Swing Line Loan or any Reimbursement Obligations with respect to any Letter of Credit or shall fail to pay any interest on any Revolving Credit Loan or Swing Line Loan within five Domestic Business Days after such interest shall become due, or shall fail to pay any fee or other amount payable hereunder within five Domestic Business Days after such fee or other amount becomes due; or

     (b) the Borrower or any Subsidiary shall fail to observe or perform any covenant contained in Sections 6.02(ii), or 6.03, 6.04, 6.05, 6.06, or 6.10 to 6.14, inclusive, Section 6.23, Section 6.25, Section 6.27, Section 6.30 or
Section 6.31;

     (c) any Loan Party shall fail to observe or perform any covenant or agreement contained or incorporated by reference in any Loan Document (other than those covered by clause (a) or (b) above) for thirty days after the earlier of (i) the first day on which an Executive Officer of any Loan Party has knowledge of such failure or (ii) written notice thereof has been given to the Borrower by the Agent at the request of any Bank; or

     (d) any representation, warranty, certification or statement made or deemed made by any Loan Party in any Loan Document or in any certificate, financial statement or other document delivered pursuant to any Loan Document shall prove to have been incorrect or misleading in any material respect when made (or deemed made); or

     (e) the Borrower or any Subsidiary shall fail to make any payment in respect of Debt outstanding (other than the Notes) in an aggregate principal amount in excess of $5,000,000 when due or within any applicable grace period; or

     (f) any event or condition shall occur which results in the acceleration of the maturity of Debt outstanding of the Borrower or any Subsidiary in an aggregate principal amount in excess of $5,000,000 or the mandatory prepayment or purchase of such Debt by the Borrower (or its designee) or such Subsidiary (or its designee) prior to the scheduled maturity thereof, or enables (or, with the giving of notice or lapse of time or both, would enable) the holders of such Debt or any Person acting on such holders' behalf to accelerate the maturity thereof or require the mandatory prepayment or purchase thereof prior to the scheduled maturity thereof, without regard to whether such holders or other Person shall have exercised or waived their right to do so; or

     (g) the Borrower, any Pledgor Subsidiary or any Significant Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally, or shall admit in writing its inability, to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing; or

     (h) an involuntary case or other proceeding shall be commenced against the Borrower, any Pledgor Subsidiary or any Significant Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Borrower, any Pledgor Subsidiary or any Significant Subsidiary under the federal bankruptcy laws as now or hereafter in effect; or

     (i) the Borrower or any member of the Controlled Group shall fail to pay when due any material amount which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans in a distress termination under Section 4041(c) of ERISA shall be filed under Title IV of ERISA by the Borrower, any member of the Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any such Plan or Plans or a proceeding shall be instituted by a fiduciary of any such Plan or Plans to enforce Section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within 30 days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any such Plan or Plans must be terminated; or

     (j) one or more judgments or orders for the payment of money in an aggregate amount in excess of $1,000,000 shall be rendered against the Borrower, any Pledgor Subsidiary or any Significant Subsidiary and such judgment or order shall continue unsatisfied and unstayed for a period of 30 days; or

     (k) a federal tax lien shall be filed against the Borrower or any Significant Subsidiary under Section 6323 of the Code or a lien of the PBGC shall be filed against the Borrower or any Significant Subsidiary under Section 4068 of ERISA and in either case such lien shall remain undischarged for a period of 25 days after the date of filing; or

     (l) (i) any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 22% or more of the outstanding shares of the Voting Stock of the Borrower; or
(ii) as of any date a majority of the Board of Directors of the Borrower consists of individuals who were not either (A) directors of the Borrower as of the corresponding date of the previous year, (B) selected or nominated to become directors by the Board of Directors of the Borrower of which a majority consisted of individuals described in clause (A), or (C) selected or nominated to become directors by the Board of Directors of the Borrower of which a majority consisted of individuals described in clause (A) and individuals described in clause (B); or

     (m) if any provision of this Agreement, any Note, the Guaranty, any Security Document or the Indemnity Subrogation and Contribution Agreement shall for any reason cease to be valid and binding on any Loan Party, or any Loan Party shall deny or disaffirm its obligations thereunder; or

     (n) if any Security Document shall for any reason cease to create a valid and perfected first priority security interest (subject to the existence of Liens permitted under this Agreement or any other Loan Document) in any of the Collateral purported to be encumbered thereby; or

     (o) an event of default shall occur and be continuing under any Security Document and such default or event of default continues beyond any applicable cure or grace period provided in such Security Document; or

     (p) an event of default shall occur under any of the Subordinated Debt Documents;

then, and in every such event, the Agent shall (i) if requested by the Required Banks, by notice to the Borrower terminate the Revolving Credit Commitments and they shall thereupon terminate, (ii) if requested by the Swing Line Lender, by notice to the Borrower terminate the Swing Line facility set forth in Section 2.13; and (iii) if requested by the Required Banks, by notice to the Borrower
(A) declare the Notes (together with all accrued interest thereon) and all other amounts payable hereunder and under the other Loan Documents to be immediately due and payable and (B) require the Borrower to immediately deposit with the Agent cash collateral in an amount equal to 105% of the undrawn amount available under the Letters of Credit, and the Notes (together with all accrued interest thereon) and all other amounts payable hereunder and under the other Loan Documents and such cash collateral amount shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; provided that if any Event of Default specified in clause (g) or (h) above occurs with respect to the Borrower, without any notice to the Borrower, any Guarantor or any other act by the Agent or the Banks, the Revolving Credit Commitments and the Swing Line facility set forth in Section 2.13 shall thereupon automatically terminate and the Notes (together with accrued interest thereon) and all other amounts payable hereunder and under the other Loan Documents and such cash collateral amount shall automatically become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower. Notwithstanding the foregoing, the Agent shall have available to it all other remedies at law or equity, and shall exercise any one or all of them at the request of the Required Banks.

     SECTION 7.02. Notice of Default. The Agent shall give notice to the Borrower of any Default under Section 7.01(c) promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.

                                  ARTICLE VIII

                                    THE AGENT

     SECTION 8.01. Appointment, Powers and Immunities. Each Bank hereby irrevocably appoints and authorizes the Agent to act as its agent hereunder and under the other Loan Documents with such powers as are specifically delegated to the Agent by the terms hereof and thereof, together with such other powers as are reasonably incidental thereto. The Agent: (a) shall have no duties or responsibilities except as expressly set forth in this Agreement and the other Loan Documents, and shall not by reason of this Agreement or any other Loan Document be a trustee for any Bank; (b) shall not be responsible to the Banks for any recitals, statements, representations or warranties contained in this Agreement or any other Loan Document, or in any certificate or other document referred to or provided for in, or received by any Bank under, this Agreement or any other Loan Document, or for the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or any other document referred to or provided for herein or therein or for any failure by the Borrower to perform any of its obligations hereunder or thereunder; (c) shall not be required to initiate or conduct any litigation or collection proceedings hereunder or under any other Loan Document except to the extent requested by the Required Banks, and then only on terms and conditions satisfactory to the Agent, and (d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other Loan Document or any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct. The Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The provisions of this Article VIII are solely for the benefit of the Agent and the Banks, and the Borrower shall not have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement and under the other Loan Documents, the Agent shall act solely as agent of the Banks and does not assume and shall not be deemed to have assumed any obligation (other than such obligations that are specifically described herein) towards or relationship of agency or trust with or for the Borrower. The duties of the Agent shall be ministerial and administrative in nature, and the Agent shall not have by reason of this Agreement or any other Loan Document a fiduciary relationship in respect of any Bank.

     SECTION 8.02. Reliance by Agent. The Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telefax, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants or other experts selected by the Agent. As to any matters not expressly provided for by this Agreement or any other Loan Document, the Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and thereunder in accordance with instructions signed by the Required Banks, and such instructions of the Required Banks in any action taken or failure to act pursuant thereto shall be binding on all of the Banks.

     SECTION 8.03. Defaults. The Agent shall not be deemed to have knowledge of the occurrence of a Default or an Event of Default (other than the non- payment of principal of or interest on the Swing Line Loans or the Revolving Credit Loans) unless the Agent has received notice from a Bank or the Borrower specifying such Default or Event of Default and stating that such notice is a "Notice of Default". In the event that the Agent receives such a notice of the occurrence of a Default or an Event of Default, the Agent shall give prompt notice thereof to the Banks. The Agent shall give each Bank prompt notice of each non-payment of principal of or interest on the Swing Line Loans and the Revolving Credit Loans, whether or not it has received any notice of the occurrence of such non-payment. The Agent shall (subject to Section 10.05) take such action with respect to such Default or Event of Default as shall be directed by the Required Banks; provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Banks.

     SECTION 8.04. Rights of Agent and its Affiliates as a Bank. With respect to any Swing Line Loan or Revolving Credit Loan made by Wachovia or an Affiliate of Wachovia, such Affiliate and Wachovia in their capacity as a Bank hereunder shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not an Affiliate of Wachovia (or in Wachovia's case, acting as the Agent), and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include such Affiliate of Wachovia or Wachovia in its individual capacity. Such Affiliate and Wachovia may (without having to account therefor to any Bank) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with the Borrower (and any of its Affiliates) as if they were not an Affiliate of the Agent or the Agent, respectively; and such Affiliate and Wachovia may accept fees and other consideration from the Borrower (in addition to any agency fees and arrangement fees heretofore agreed to between the Borrower and Wachovia) for services in connection with this Agreement or any other Loan Document or otherwise without having to account for the same to the Banks.

     SECTION 8.05. Indemnification. Each Bank severally agrees to indemnify the Agent, to the extent the Agent shall not have been reimbursed by the Borrower, ratably in accordance with the aggregate amount of its Revolving Credit Commitment, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, counsel fees and disbursements) or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement or any other Loan Document or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (excluding, unless an Event of Default has occurred and is continuing, the normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or any such other documents; provided, however, that no Bank shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Agent. If any indemnity furnished to the Agent for any purpose shall, in the opinion of the Agent, be insufficient or become impaired, the Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.

     SECTION 8.06. CONSEQUENTIAL DAMAGES. THE AGENT SHALL NOT BE RESPONSIBLE OR LIABLE TO ANY BANK, THE BORROWER OR ANY OTHER PERSON OR ENTITY FOR ANY PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

     SECTION 8.07. Payee of Note Treated as Owner. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Agent and the provisions of Section 10.07(c) have been satisfied. Any requests, authority or consent of any Person who at the time of making such request or giving such authority or consent is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee of that Note or of any Note or Notes issued in exchange therefor or replacement thereof.

     SECTION 8.08. Non-Reliance on Agent and Other Banks. Each Bank agrees that it has, independently and without reliance on the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any of the other Loan Documents. The Agent shall not be required to keep itself (or any Bank) informed as to the performance or observance by the Borrower of this Agreement or any of the other Loan Documents or any other document referred to or provided for herein or therein or to inspect the properties or books of the Borrower or any other Person. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Agent hereunder or under the other Loan Documents, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition or business of the Borrower or any other Person (or any of their Affiliates) which may come into the possession of the Agent. The Borrower and each Bank acknowledges that each Bank designated as a "Documentation Agent" or "Syndication Agent" on the signature pages of this Agreement shall have no right, duty or responsibility, and shall incur no liability, under this Agreement in its capacity as a "Documentation Agent" or "Syndication Agent".

     SECTION 8.09. Failure to Act. Except for action expressly required of the Agent hereunder or under the other Loan Documents, the Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction by the Banks of their indemnification obligations under Section 8.05 against any and all liability and expense which may be incurred by the Agent by reason of taking, continuing to take, or failing to take any such action.

     SECTION 8.10. Resignation or Removal of Agent. Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving notice thereof to the Banks and the Borrower, and the Agent may be removed at any time with or without cause by the Required Banks. Upon any such resignation or removal, the Required Banks shall have the right to appoint a successor Agent. If no successor Agent that has been duly appointed by the Required Banks shall have accepted such appointment within 30 days after the retiring Agent's notice of resignation or the Required Banks' removal of the retiring Agent, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent. Any successor Agent shall be a bank which has a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article VIII shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder.

     SECTION 8.11. Purchase Agreement. (a) The Banks hereby agree that until the Invested Amount (as such term is defined in the Purchase Agreement) and all other amounts owed under the Transaction Documents (as such term is defined in the Purchase Agreement) have been indefeasibly paid in full in cash in accordance with the terms of the Transaction Documents, and the Purchase Agreement has terminated in accordance with its terms, the Banks will not, directly or indirectly, (A) exercise any right or remedy or take any action to enforce (including, without limitation, any right, remedy or action provided in this Agreement or any agreement or instrument executed in connection herewith) any lien or other security interest granted to the Agent or any Bank in any of the capital stock of Cadmus Receivables Corp. or any successor thereto or (B) take, obtain or hold (or permit anyone, acting on its behalf to take, obtain or hold) any assets of Cadmus Receivables Corp. or any successor thereto, whether as a result of any administrative, legal or equitable action, or, otherwise or
(C) object to or contest in any administrative, legal or equitable action or proceeding (including, without limitation, any insolvency, bankruptcy, receivership, liquidation, reorganization, winding up, readjustment, composition or other similar proceeding relating to the Borrower or Cadmus Receivables Corp. or their respective, property) or object to or contest in any other manner the interests of the Agent, the Purchaser, or any Liquidity Bank (as such terms are defined in the Purchase Agreement) in the property and assets of Cadmus Receivables Corp. or (D) cause or permit Section 25 of the Pledge Agreement to be amended, modified, supplemented or deleted without the prior written consent of the Blue Ridge Agent.

     (b) The Blue Ridge Agent shall be a third party beneficiary with respect to this Section 8.11.

     (c) So long as the Capital Stock of Cadmus Receivables Corp. or any of its successors in interest is pledged to secure obligations of the Borrower hereunder, this Section 8.11 shall not be amended, modified or supplemented without the prior written consent of the Blue Ridge Agent, which consent shall be at the sole discretion of the Blue Ridge Agent, and the provisions of this
Section 8.11 shall be contained in any agreement that amends and restates this Agreement.

                                   ARTICLE IX

                      CHANGE IN CIRCUMSTANCES; COMPENSATION

     SECTION 9.01. Basis for Determining Interest Rate Inadequate or Unfair. If on or prior to the first day of any Interest Period:

     (a) the Agent determines that deposits in Dollars (in the applicable amounts) are not being offered in the relevant market for such Interest Period, or

     (b) the Required Banks advise the Agent that the London Interbank Offered Rate, as determined by the Agent will not adequately and fairly reflect the cost to such Banks of funding the relevant type of Euro-Dollar Loans for such Interest Period, the Agent shall forthwith give notice thereof to the Borrower and the Banks, whereupon until the Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligations of the Banks to make the Euro-Dollar Loans specified in such notice shall be suspended. Unless the Borrower notifies the Agent at least 2 Domestic Business Days before the date of any Euro-dollar Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, such borrowing shall instead be made as a Base Rate Borrowing.

     SECTION 9.02. Illegality. If, after the date hereof, the adoption of any applicable law, rule or regulation, or any change in any existing or future law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof (any such authority, bank or agency being referred to as an "Authority" and any such event being referred to as a "Change of Law"), or compliance by any Bank (or its Lending Office) with any request or directive (whether or not having the force of law) of any Authority shall make it unlawful or impossible for any Bank (or its Lending Office) to make, maintain or fund its Euro-Dollar Loans and such Bank shall so notify the Agent, the Agent shall forthwith give notice thereof to the other Banks and the Borrower, whereupon until such Bank notifies the Borrower and the Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make Euro-Dollar Loans shall be suspended. Before giving any notice to the Agent pursuant to this Section, such Bank shall designate a different Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such Bank shall determine that it may not lawfully continue to maintain and fund any of its outstanding Euro-Dollar Loans to maturity and shall so specify in such notice, the Borrower shall immediately prepay in full the then outstanding principal amount of each Euro-Dollar Loan of such Bank, together with accrued interest thereon. Concurrently with prepaying each such Euro-Dollar Loan, the Borrower shall borrow a Base Rate Loan in an equal principal amount from such Bank (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Banks), and such Bank shall make such a Base Rate Loan.

     SECTION 9.03. Increased Cost and Reduced Return.

     (a) If after the date hereof, a Change of Law or compliance by any Bank (or its Lending Office) with any request or directive (whether or not having the force of law) of any Authority:

     (i) shall subject any Bank (or its Lending Office) to any tax, duty or other charge with respect to its Euro-Dollar Loans, its Notes, the Letters of Credit or its obligation to make Euro-Dollar Loans, or shall change the basis of taxation of payments to any Bank (or its Lending Office) of the principal of or interest on its Euro-Dollar Loans or any other amounts due under this Agreement in respect of its Euro-Dollar Loans or its obligation to make Euro-Dollar Loans (except for changes in the rate of tax on the overall net income of such Bank or its Lending Office imposed by the jurisdiction in which such Bank's principal executive office or Lending Office is located); or

     (ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding with respect to any Euro-Dollar Loan any such requirement included in an applicable Euro-Dollar Reserve Percentage) against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Lending Office); or

     (iii) shall impose on any Bank (or its Lending Office) or on the London interbank market any other condition affecting its Euro-Dollar Loans, its Notes, the Letters of Credit or its obligation to make Euro-Dollar Loans;

and the result of any of the foregoing is to increase the cost to such Bank (or its Lending Office) of making or maintaining any Euro-Dollar Loan, permitting the issuance and maintenance of Letters of Credit or to reduce the amount of any sum received or receivable by such Bank (or its Lending Office) under this Agreement or under its Notes with respect thereto, by an amount deemed by such Bank to be material, then, within 15 days after demand by such Bank (with a copy to the Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction.

     (b) If any Bank shall have determined that after the date hereof the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any existing or future law, rule or regulation, or any change in the interpretation or administration thereof, or compliance by any Bank (or its Lending Office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any Authority, has or would have the effect of reducing the rate of return on such Bank's capital as a consequence of its obligations hereunder to a level below that which such Bank could have achieved but for such adoption, change or compliance (taking into consideration such Bank's policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank, the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such reduction.

     (c) Each Bank will promptly notify the Borrower and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section and will designate a different Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

     (d) The provisions of this Section 9.03 shall be applicable with respect to any Participant, Assignee or other Transferee, and any calculations required by such provisions shall be made based upon the circumstances of such Participant, Assignee or other Transferee.

     SECTION 9.04. Base Rate Loans Substituted for Euro-Dollar Loans. If (i) the obligation of any Bank to make or maintain Euro-Dollar Loans has been suspended pursuant to Section 9.02 or (ii) any Bank has demanded compensation under
Section 9.03, and the Borrower shall, by at least 5 Euro-Dollar Business Days' prior notice to such Bank through the Agent, have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer apply:

     (a) all Revolving Credit Loans which would otherwise be made by such Bank as Euro-Dollar Loans shall be made instead as Base Rate Loans (in all cases interest and principal on such Revolving Credit Loans shall be payable contemporaneously with the related Euro-Dollar Loans of the other Banks), and

     (b) after each of its Euro-Dollar Loans has been repaid, all payments of principal which would otherwise be applied to repay such Euro-Dollar Loans shall be applied to repay its Base Rate Loans instead.

In the event that the Borrower shall elect that the provisions of this Section shall apply to any Bank, the Borrower shall remain liable for, and shall pay to such Bank as provided herein, all amounts due such Bank under Section 9.03 in respect of the period preceding the date of conversion of such Bank's Revolving Credit Loans resulting from the Borrower's election.

     SECTION 9.05. Compensation. Upon the request of any Bank, delivered to the Borrower and the Agent, the Borrower shall pay to such Bank such amount or amounts as shall compensate such Bank for any loss, cost or expense incurred by such Bank as a result of:

     (a) any payment or prepayment (pursuant to Section 2.09, Section 2.10 or otherwise) of a Euro-Dollar Loan on a date other than the last day of an Interest Period for such Euro-Dollar Loan;

     (b) any failure by the Borrower to prepay a Euro-Dollar Loan on the date for such prepayment specified in the relevant notice of prepayment hereunder; or

     (c) any failure by the Borrower to borrow a Euro-Dollar Loan on the date for the Euro-Dollar Borrowing of which such Euro-Dollar Loan is a part specified in the applicable Notice of Borrowing delivered pursuant to Section 2.02;

such compensation to include, without limitation, an amount equal to the excess, if any, of (x) the amount of interest which would have accrued on the amount so paid or prepaid or not prepaid or borrowed for the period from the date of such payment, prepayment or failure to prepay or borrow to the last day of the then current Interest Period for such Euro-Dollar Loan (or, in the case of a failure to prepay or borrow, the Interest Period for such Euro-Dollar Loan which would have commenced on the date of such failure to prepay or borrow) at the applicable rate of interest for such Euro-Dollar Loan provided for herein over
(y) the amount of interest (as reasonably determined by such Bank) such Bank would have paid on deposits in Dollars of comparable amounts having terms comparable to such period placed with it by leading banks in the London interbank market.

                                   ARTICLE X

                                  MISCELLANEOUS

     SECTION 10.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission or similar writing) and shall be given to such party at its address or telecopy number set forth on the signature pages hereof or such other address or telecopy number as such party may hereafter specify for the purpose by notice to each other party. Each such notice, request or other communication shall be effective
(i) if given by telecopier, when such telecopy is transmitted to the telecopy number specified in this Section and the telecopy machine used by the sender provides a written confirmation that such telecopy has been so transmitted or receipt of such telecopy transmission is otherwise confirmed, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, and (iii) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Agent under Article II or Article IX shall not be effective until received.

     SECTION 10.02. No Waivers. No failure or delay by the Agent or any Bank in exercising any right, power or privilege hereunder or under any Note or other Loan Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     SECTION 10.03. Expenses; Documentary Taxes; Indemnification.

     (a) The Borrower shall pay (i) all out-of-pocket expenses of the Agent and the Collateral Agent, including, without limitation, reasonable fees and disbursements of special counsel for the Agent and the Collateral Agent, in connection with the preparation of this Agreement and the other Loan Documents, all appraisals, surveys, title policies, environmental reports, filing and recordation fees and all other costs associated with due diligence and perfection of security interests in the Collateral, any waiver or consent hereunder or thereunder or any amendment hereof or thereof or any Default or alleged Default hereunder or thereunder and (ii) if a Default occurs, all out-of-pocket expenses incurred by the Agent or any Bank, including reasonable fees and disbursements of counsel, in connection with such Default and collection and other enforcement proceedings resulting therefrom, including out-of-pocket expenses incurred in enforcing this Agreement and the other Loan Documents.

     (b) The Borrower shall indemnify the Agent and each Bank against any transfer taxes, documentary taxes, assessments or charges made by any Authority by reason of the execution and delivery of this Agreement or the other Loan Documents.

     (c) The Borrower shall indemnify the Agent, the Banks and each Affiliate thereof and their respective directors, officers, employees and agents from, and hold each of them harmless against, any and all losses, liabilities, claims or damages to which any of them may become subject, insofar as such losses, liabilities, claims or damages arise out of or result from any actual or proposed use by the Borrower of the proceeds of any extension of credit by any Bank hereunder or breach by the Borrower of this Agreement or any other Loan Document or from any investigation, litigation (including, without limitation, any actions taken by the Agent or any of the Banks to enforce this Agreement or any of the other Loan Documents) or other proceeding (including, without limitation, any threatened investigation or proceeding) relating to the foregoing, and the Borrower shall reimburse the Agent and each Bank, and each Affiliate thereof and their respective directors, officers, employees and agents, upon demand for any expenses (including, without limitation, reasonable legal fees) incurred in connection with any such investigation or proceeding; but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified.

     SECTION 10.04. Set-Offs; Sharing of Set-Offs.

     (a) The Borrower hereby grants to each Bank, as security for the full and punctual payment and performance of the obligations of the Borrower under this Agreement, a continuing lien on and security interest in all deposits and other sums credited by or due from such Bank to the Borrower or subject to withdrawal by the Borrower; and regardless of the adequacy of any collateral or other means of obtaining repayment of such obligations, each Bank may at any time upon or after the occurrence of any Event of Default, and without notice to the Borrower, set off the whole or any portion or portions of any or all such deposits and other sums against such obligations, whether or not any other Person or Persons could also withdraw money therefrom. Notwithstanding anything to the contrary in this clause (a), the rights of setoff granted in this clause shall not be construed to include a right of setoff against any Receivables or

Related Assets (as such terms are defined in the Purchase Agreement) to the extent prohibited by the Purchase Agreement.

     (b) Each Bank agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest owing with respect to the Revolving Credit Notes held by it which is greater than the proportion received by any other Bank in respect of the aggregate amount of all principal and interest owing with respect to the Revolving Credit Note held by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Revolving Credit Notes held by the other Banks owing to such other Banks, and/or such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Revolving Credit Notes held by the Banks owing to such other Banks shall be shared by the Banks pro rata; provided that (i) nothing in this Section shall impair the right of any Bank to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Borrower other than its indebtedness under the Revolving Credit Notes, and (ii) if all or any portion of such payment received by the purchasing Bank is thereafter recovered from such purchasing Bank, such purchase from each other Bank shall be rescinded and such other Bank shall repay to the purchasing Bank the purchase price of such participation to the extent of such recovery together with an amount equal to such other Bank's ratable share (according to the proportion of (x) the amount of such other Bank's required repayment to (y) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Revolving Credit Note, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower in the amount of such participation.

     SECTION 10.05. Amendments and Waivers.

     (a) Any provision of this Agreement, the Notes or any other Loan Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Banks (and, if the rights or duties of the Agent are affected thereby, by the Agent); provided that no such amendment or waiver shall, unless signed by all of the Banks, (i) change the Revolving Credit Commitment of any Bank or subject any Bank to any additional obligation, (ii) change the principal of or reduce the rate of interest on any Swing Line Loan, Revolving Credit Loan or Reimbursement Obligation or the amount of any fees hereunder or the amount of the Obligations (as defined in the Guaranty) payable by any Guarantor under the Guaranty, (iii) change the date fixed for any payment of principal of or interest on any Swing Line Loan, Revolving Credit Loan or Reimbursement Obligation or any fees hereunder or any of the Obligations (as defined in the Guaranty) under the Guaranty, (iv) change the amount of principal or reduce the amount of interest or fees due on any date fixed for the payment thereof under this Agreement, the Notes or any other Loan Document, (v) change the percentage of the Revolving Credit Commitment or of the aggregate unpaid principal amount of the Notes, or the percentage of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement or modify the definition of Required Banks, (vi) change the manner of application of any payments made under this Agreement, the Guaranty or the Notes, (vii) release or substitute all or any substantial part of the Collateral held as security for the Swing Line Loans, the Revolving Credit Loans, the Reimbursement Obligations or any of the Obligations, (viii) waive any of the conditions precedent contained in Section
4.01 or Section 4.02, or (ix) release, discharge or terminate any guaranty given to support payment of the Revolving Credit Loans (including, without limitation, the Guaranty); provided further that no such amendment or waiver shall, unless signed by the Swing Line Lender or the Letter of Credit Issuer, as the case may be, change any provision of this Agreement relating to the Swing Line Loans (including without limitation Section 2.13) or the Letters of Credit, respectively.

     (b) The Borrower will not solicit, request or negotiate for or with respect to any proposed waiver or amendment of any of the provisions of this Agreement unless each Bank shall be informed thereof by the Borrower and shall be afforded an opportunity of considering the same and shall be supplied by the Borrower with sufficient information to enable it to make an informed decision with respect thereto. Executed or true and correct copies of any waiver or consent effected pursuant to the provisions of this Agreement shall be delivered by the Borrower to each Bank forthwith following the date on which the same shall have been executed and delivered by the requisite percentage of Banks. The Borrower will not, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, to any Bank (in its capacity as such) as consideration for or as an inducement to the entering into by such Bank of any waiver or amendment of any of the terms and provisions of this Agreement unless such remuneration is concurrently paid, on the same terms, ratably to all such Banks.

     SECTION 10.06. Margin Stock Collateral. Each of the Banks represents to the Agent and each of the other Banks that it in good faith is not, directly or indirectly (by negative pledge or otherwise), relying upon any Margin Stock as collateral in the extension or maintenance of the credit provided for in this Agreement.

     SECTION 10.07. Successors and Assigns.

     (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that the Borrower may not assign or otherwise transfer any of its rights under this Agreement.

     (b) Any Bank may at any time sell to one or more Persons (each a "Participant") participating interests in any Swing Line Loan, Revolving Credit Loan or Reimbursement Obligation owing to such Bank, any Note held by such Bank, any Revolving Credit Commitment hereunder or any other interest of such Bank hereunder. In the event of any such sale by a Bank of a participating interest to a Participant, such Bank's obligations under this Agreement shall remain unchanged, such Bank shall remain solely responsible for the performance thereof, such Bank shall remain the holder of any such Note for all purposes under this Agreement, and the Borrower and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. In no event shall a Bank that sells a participation be obligated to the Participant to take or refrain from taking any action hereunder except that such Bank may agree that it will not (except as provided below), without the consent of the Participant, agree to (i) the change of any date fixed for the payment of principal of or interest on the related Swing Line Loan, Revolving Credit Loan or Swing Line Loans or Revolving Credit Loans or Reimbursement Obligations, (ii) the change of the amount of any principal, or the reduction of any interest or fees due on any date fixed for the payment thereof with respect to the related Swing Line Loan or Revolving Credit Loan or Swing Line Loans or Revolving Credit Loans or Reimbursement Obligations, (iii) the change of the principal of the related Swing Line Loan or Revolving Credit Loan or Swing Line Loans or Revolving Credit Loans or Reimbursement Obligations, (iv) any reduction in the rate at which either interest is payable thereon or (if the Participant is entitled to any part thereof) commitment fee is payable hereunder from the rate at which the Participant is entitled to receive interest or commitment fee (as the case may be) in respect of such participation, (v) the release or substitution of all or any substantial part of the Collateral held as security for the Swing Line Loans or Revolving Credit Loans or Reimbursement Obligations, or (vi) the release of any guaranty given to support payment of the Revolving Credit Loans. Each Bank selling a participating interest in any Swing Line Loan or Revolving Credit Loan, Reimbursement Obligation, Note, Revolving Credit Commitment or other interest under this Agreement shall, within 10 Domestic Business Days of such sale, provide the Borrower and the Agent with written notification stating that such sale has occurred and identifying the Participant and the interest purchased by such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Article IX with respect to its participation in Swing Line Loans, Letters of Credit and Revolving Credit Loans outstanding from time to time.

     (c) Any Bank may at any time assign to one or more banks or financial institutions (each an "Assignee") all, or a proportionate part of all, of its rights and obligations under this Agreement, the Notes and the other Loan Documents, and such Assignee shall assume all such rights and obligations, pursuant to an Assignment and Acceptance in the form attached hereto as Exhibit H, executed by such Assignee, such transferor Bank and the Agent (and, in the case of (i) an Assignee that is not then a Bank or an Affiliate of a Bank; and
(ii) an assignment not made during the existence of a Default or an Event of Default, by the Borrower); provided that (i) no interest may be sold by a Bank pursuant to this paragraph (c) unless the Assignee shall agree to assume ratably equivalent portions of the transferor Bank's Revolving Credit Commitment, (ii) the aggregate amount of the Revolving Credit Commitment of the assigning Bank subject to such assignment (determined as of the effective date of the assignment) shall be equal to or greater than $5,000,000, (iii) no interest may be sold by a Bank pursuant to this paragraph (c) to any Assignee that is not then a Bank or an Affiliate of a Bank without the consent of the Borrower, which consent shall not be unreasonably withheld, provided that the Borrower's consent shall not be necessary with respect to any assignment made during the existence of a Default or an Event of Default; and (iv) no interest may be sold by a Bank pursuant to this paragraph (c) to any Assignee that is not then a Bank or an Affiliate of a Bank, without the consent of the Agent, which consent shall not be unreasonably withheld, provided, that, although the Agent's consent may not be necessary with respect to an Assignee that is then a Bank or an Affiliate of a Bank, no such assignment shall be effective until the conditions set forth in the following sentence are satisfied. Upon (A) execution of the Assignment and Acceptance by such transferor Bank, such Assignee, the Agent and (if applicable) the Borrower, (B) delivery of an executed copy of the Assignment and Acceptance to the Borrower and the Agent, (C) payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, and (D) payment by the assigning Bank of a processing and recordation fee of $3,500 to the Agent, such Assignee shall for all purposes be a Bank party to this Agreement and shall have all the rights and obligations of a Bank under this Agreement to the same extent as if it were an original party hereto with a Revolving Credit Commitment as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by the Borrower, the Banks or the Agent shall be required. Upon the consummation of any transfer to an Assignee pursuant to this paragraph (c), the transferor Bank, the Agent and the Borrower shall make appropriate arrangements so that, if required, new Notes are issued to each of such Assignee and such transferor Bank.

     (d) Subject to the provisions of Section 10.08, the Borrower authorizes each Bank to disclose to any Participant, Assignee or other transferee (each a "Transferee") and any prospective Transferee any and all financial and other information in such Bank's possession concerning the Borrower which has been delivered to such Bank by the Borrower pursuant to this Agreement or which has been delivered to such Bank by the Borrower in connection with such Bank's credit evaluation prior to entering into this Agreement.

     (e) No Transferee shall be entitled to receive any greater payment under
Section 9.03 than the transferor Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower's prior written consent or by reason of the provisions of Section 9.02 or 9.03 requiring such Bank to designate a different Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

     (f) Anything in this Section 10.07 to the contrary notwithstanding, any Bank may assign and pledge all or any portion of the Swing Line Loans, Revolving Credit Loans and/or obligations owing to it to any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and Operating Circular issued by such Federal Reserve Bank, provided that any payment in respect of such assigned Swing Line Loans, Revolving Credit Loans and/or obligations made by the Borrower to the assigning and/or pledging Bank in accordance with the terms of this Agreement shall satisfy the Borrower's obligations hereunder in respect of such assigned Swing Line Loans, Revolving Credit Loans and/or obligations to the extent of such payment. No such assignment shall release the assigning and/or pledging Bank from its obligations hereunder.

     SECTION 10.08. Confidentiality. Each Bank agrees to exercise its best efforts to keep any information delivered or made available by the Borrower to it which is clearly indicated to be confidential information, confidential from anyone other than persons employed or retained by such Bank who are or are expected to become engaged in evaluating, approving, structuring or administering the Swing Line Loans and Revolving Credit Loans; provided, however, that nothing herein shall prevent any Bank from disclosing such information (i) to any other Bank, (ii) upon the order of any court or administrative agency, (iii) upon the request or demand of any regulatory agency or authority having jurisdiction over such Bank, (iv) which has been publicly disclosed, (v) to the extent reasonably required in connection with any litigation to which the Agent, any Bank or their respective Affiliates may be a party, (vi) to the extent reasonably required in connection with the exercise of any remedy hereunder, (vii) to such Bank's legal counsel, Affiliates and independent auditors and (viii) to any actual or proposed Participant, Assignee or other Transferee of all or part of its rights hereunder which has agreed in writing to be bound by the provisions of this Section 10.08.

     SECTION 10.09. Representation by Banks. Each Bank hereby represents that it is a commercial lender or financial institution which makes loans in the ordinary course of its business and that it will make its Swing Line Loans and Revolving Credit Loans hereunder for its own account in the ordinary course of such business; provided, however, that, subject to Section 10.07, the disposition of the Note or Notes held by that Bank shall at all times be within its exclusive control.

     SECTION 10.10. Obligations Several. The obligations of each Bank hereunder are several, and no Bank shall be responsible for the obligations or commitment of any other Bank hereunder. Nothing contained in this Agreement and no action taken by the Banks pursuant hereto shall be deemed to constitute the Banks to be a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Bank shall be a separate and independent debt, and each Bank shall be entitled to protect and enforce its rights arising out of this Agreement or any other Loan Document and it shall not be necessary for any other Bank to be joined as an additional party in any proceeding for such purpose.

     SECTION 10.11. Survival of Certain Obligations. Sections 9.03(a),
9.03(b), 9.05 and 10.03, and the obligations of the Borrower thereunder, shall survive, and shall continue to be enforceable notwithstanding the termination of this Agreement, the Revolving Credit Commitments, the Letters of Credit and the payment in full of the principal of and interest on all Swing Line Loans and Revolving Credit Loans and of the Reimbursement Obligations.

     SECTION 10.12. Georgia Law. This Agreement and each Note shall be construed in accordance with and governed by the law of the State of Georgia.

     SECTION 10.13. Severability. In case any one or more of the provisions contained in this Agreement, the Notes or any of the other Loan Documents should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby and shall be enforced to the greatest extent permitted by law.

     SECTION 10.14. Interest. In no event shall the amount of interest due or payable hereunder or under the Notes exceed the maximum rate of interest allowed by applicable law, and in the event any such payment is inadvertently made to any Bank by the Borrower or inadvertently received by any Bank, then such excess sum shall be credited as a payment of principal, unless the Borrower shall notify such Bank in writing that it elects to have such excess sum returned forthwith. It is the express intent hereof that the Borrower not pay and the Banks not receive, directly or indirectly in any manner whatsoever, interest in excess of that which may legally be paid by the Borrower under applicable law.

     SECTION 10.15. Interpretation. No provision of this Agreement or any of the other Loan Documents shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or dictated such provision.

     SECTION 10.16. Consent to Jurisdiction. The Borrower (a) submits to personal jurisdiction in the State of Georgia, the courts thereof and the United States District Courts sitting therein, for the enforcement of this Agreement, the Notes and the other Loan Documents, (b) waives any and all personal rights under the law of any jurisdiction to object on any basis (including, without limitation, inconvenience of forum) to jurisdiction or venue within the State of Georgia for the purpose of litigation to enforce this Agreement, the Notes or the other Loan Documents, and (c) agrees that service of process may be made upon it in the manner prescribed in Section 10.01 for the giving of notice to the Borrower. Nothing herein contained, however, shall prevent the Agent from bringing any action or exercising any rights against any security and against the Borrower personally, and against any assets of the Borrower, within any other state or jurisdiction.

     SECTION 10.17. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     SECTION 10.18. Integration. This Agreement and the Loan Documents are intended by the parties as the final, complete and exclusive statement of the transactions evidenced by this Agreement and the Loan Documents. All prior or contemporaneous promises, agreements and understandings, whether oral or written, are deemed to be superseded by this Agreement and the Loan Documents, and no party is relying on any promise, agreement or understanding not set forth in this Agreement or the Loan Documents.

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          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, under seal, by their respective authorized officers as of the day and year first above written.


                                  CADMUS COMMUNICATIONS CORPORATION


                                  By:_____________________________________(SEAL)
                                     Title:  Senior Vice President and CFO


                                  1801 Bayberry Court, Suite 200
                                  Richmond, Virginia  23226
                                  Attention:  Mr. David E. Bosher
                                  Telecopy number:  (804) 287-5230
                                  Telephone number:  (804) 287-5685

                                  WACHOVIA BANK, N.A., as Agent


                                  By: ____________________________________(SEAL)
                                       Title:___________________________________


                                  191 Peachtree Street, N.E.
                                  Atlanta, Georgia  30303-1757
                                  Attention:  Manager, Syndicate Loan Services
                                  Telecopy number:  (404) 332-5144
                                  Telephone number:    (404) 332-4008




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Revolving Credit Commitment:       FIRST UNION NATIONAL BANK
$19,687,500



                                   By:_______________________________(SEAL)
                                      Title: ___________________________________


                                   Lending Office
                                   --------------
                                   First Union National Bank
                                   301 South College Street, DC-5
                                   NC0760
                                   Charlotte, North Carolina  28288-0760
                                   Attention: Douglas A. Nickel, Vice President Telecopy number: (704) 383-7611
                                   Telephone number:  (704) 383-4003



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Revolving Credit Commitment:       BANK OF AMERICA, N.A.
$19,687,500                        By:_______________________________(SEAL)
                                      Title: ___________________________________


                                   Lending Office
                                   --------------
                                   Bank of America Corporate Center
                                   100 North Tryon Street
                                   17th Floor
                                   MC-NC10071715
                                   Charlotte, North Carolina  28255-0001
                                   Attention:  Michael J. McKenney
                                   Telecopy number:  (704) 388-0960
                                   Telephone number:  (704) 388-5920


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Revolving Credit Commitment:       WACHOVIA BANK, N.A., as a Bank
$23,625,000                        By:_______________________________(SEAL)
                                      Title: ___________________________________


                                   Lending Office
                                   --------------
                                   Wachovia Bank, N.A.
                                   MC:  NC-37202
                                   100 North Main Street
                                   P.O. Box 3099
                                   Winston-Salem, North Carolina  27150
                                   Attention: Michael H. Trainor
                                   Telecopy number:  (336) 732-6935
                                   Telephone number:  (336) 732-2530

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Revolving Credit Commitment:       FLEET NATIONAL BANK
$13,125,000                        By:_______________________________(SEAL)
                                      Title: ___________________________________


                                   Lending Office
                                   --------------
                                   Fleet National Bank
                                   100 Federal Street, 10th Floor
                                   MA DE 10010A
                                   Boston, Massachusetts  02110
                                   Attention:  Deanne Horn
                                   Telecopy number:  (617) 434-0601
                                   Telephone number:  (617) 434-7570



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Revolving Credit Commitment:       SUNTRUST BANK
$7,875,000                         By:____________________________________(SEAL)
                                   Title: _____________________________________


                                   Lending Office
                                   --------------
                                   SunTrust Bank
                                   919 East Main Street
                                   22nd Floor
                                   Richmond, Virginia  23219
                                   Attention:  Mark A. Flatin, Director,
                                     Corporate and Investment Banking
                                   Telecopy number:  (804) 782-5413
                                   Telephone number:  (804) 782-5449

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Revolving Credit Commitment:       NATIONAL CITY BANK
$7,875,000                         By:____________________________________(SEAL)
                                   Title: _____________________________________


                                   Lending Office
                                   -------------- -
                                   National City Bank
                                   1900 E. 9th Street
                                   Locator #2077
                                   Cleveland, Ohio  44114
                                   Attention:  Kelly Moyer,
                                     Assistant Vice President
                                   Telecopy number:  (216) 222-0003
                                   Telephone number:  (216) 575-9322

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Revolving Credit Commitment:       CREDIT LYONNAIS NEW YORK BRANCH
$13,125,000                        By:____________________________________(SEAL)
                                   Title: _____________________________________


                                   Lending Office
                                   --------------
                                   Credit Lyonnais New York Branch
                                   1301 Avenue of the Americas
                                   New York, New York  10019
                                   Attention:  Rod Hurst
                                   Telecopy number:  (212) 459-3179
                                   Telephone number:  (212) 261-7362

______________

Total Revolving Credit Commitments:
$105,000,000